As filed with the Securities and Exchange Commission on April 19, 2006

Registration No. 333-131415

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Massey Energy Company*

(Exact name of registrant as specified in its charter)

Delaware	1220	95-0740960
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4 North 4th Street,

Richmond, Virginia 23219

(804) 788-1800

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

THOMAS J. DOSTART

Massey Energy Company

Vice President, General Counsel & Secretary

4 North 4th Street

Richmond, Virginia 23219

(804) 788-1800

(804) 788-1804 (Telecopy)

(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

DAVID M. CARTER

Hunton & Williams LLP

Bank of America Plaza,

Suite 4100

600 Peachtree Street, N.E.

Atlanta, Georgia

30308-2216

(404) 888-4000

(404) 888-4190 (Telecopy)

* The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed exchange offer described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Name Of Additional Registrant	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
A.T. Massey Coal Company, Inc.	VA	1220	54-0295165	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Alex Energy, Inc.	WV	1220	55-0755384	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Aracoma Coal Company, Inc.	WV	1220	52-1669141	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980

Bandmill Coal Corporation	WV	1220	55-0758310	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 792-6221

Bandytown Coal Company	WV	1220	55-0751776	Route 85 South Robinson Creek Road Madison, WV 25130 (304) 369-9101

Barnabus Land Company	WV	1220	55-0728645	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

Belfry Coal Corporation	WV	1220	61-0415137	State Route 49 South Lobata, WV 25677 (304) 235-4290

Ben Creek Coal Company	WV	1220	55-0177051	State Route 49 South Lobata, WV 25677 (304) 235-4290

Big Bear Mining Company	WV	1220	22-2138933	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Big Sandy Venture Capital Corp.	WV	1220	55-0759644	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Black King Mine Development Co.	WV	1220	54-1188659	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Blue Ridge Venture Capital Corp.	WV	1220	55-0755775	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Boone East Development Co.	WV	1220	55-0717715	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Boone Energy Company	WV	1220	55-0777985	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Boone West Development Co.	WV	1220	55-0717716	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Central Penn Energy Company, Inc.	PA	1220	25-1478196	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Central West Virginia Energy Company	WV	1220	54-1203171	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Name Of Additional Registrant	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
Ceres Land Company	WV	1220	55-0736928	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Clear Fork Coal Company	WV	1220	55-0757300	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Crystal Fuels Company	WV	1220	55-0732366	State Route 49 South Lobata, WV 25677 (304) 235-4290

Dehue Coal Company	WV	1220	55-0619956	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Delbarton Mining Company	WV	1220	55-0764304	State Route 49 South Lobata, WV 25677 (304) 235-4290

Demeter Land Company	WV	1220	31-1567229	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Douglas Pocahontas Coal Corporation	WV	1220	23-1500956	4 North 4th Street Richmond, VA 23219 (804) 788-1800

DRIH Corporation	DE	1220	54-1497754	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Duchess Coal Company	WV	1220	54-1725084	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Duncan Fork Coal Company	PA	1220	25-1418256	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

Eagle Energy, Inc.	WV	1220	55-0751738	Route 85 South Robinson Creek Road Madison, WV 25130 (304) 369-9101

Elk Run Coal Company, Inc.	WV	1220	54-1097978	Marfork Road, Rte. 3 Pettus, WV 25209 (304) 854-1852

Feats Venture Capital Corp.	WV	1220	55-0754725	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Goals Coal Company	WV	1220	55-0737462	Marfork Road, Rte. 3 Pettus, WV 25209 (304) 854-1852

Green Valley Coal Company	WV	1220	55-0747007	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Greyeagle Coal Company	KY	1220	55-0771551	State Route 49 South Lobata, WV 25677 (304) 235-4290

Haden Farms, Inc.	VA	1220	54-1456163	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Name Of Additional Registrant	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
Hanna Land Company, LLC	KY	1220	61-1352274	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Hazy Ridge Coal Company	WV	1220	55-0741015	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Highland Mining Company	WV	1220	55-0757301	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980

Hopkins Creek Coal Company	KY	1220	54-1136806	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Independence Coal Company, Inc.	WV	1220	54-1188773	Route 85 South Robinson Creek Road Madison, WV 25130 (304) 369-9101

Jacks Branch Coal Company	WV	1220	55-0734230	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Joboner Coal Company	KY	1220	54-1143406	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Kanawha Energy Company	WV	1220	55-0765391	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Knox Creek Coal Corporation	VA	1220	54-1393689	State Route 49 South Lobata, WV 25677 (304) 235-4290

Lauren Land Company	KY	1220	61-1209098	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

Laxare, Inc.	WV	1220	55-0486813	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Logan County Mine Services, Inc.	WV	1220	31-1708085	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980

Long Fork Coal Company	KY	1220	54-1605009	State Route 49 South Lobata, WV 25677 (304) 235-4290

Lynn Branch Coal Company, Inc.	WV	1220	54-1537451	State Route 49 South Lobata, WV 25677 (304) 235-4290

Majestic Mining, Inc.	TX	1220	74-1362695	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Marfork Coal Company, Inc.	WV	1220	55-0723539	Marfork Road, Rte. 3 Pettus, WV 25209 (304) 854-1852

Martin County Coal Corporation	KY	1220	61-0702852	State Route 49 South Lobata, WV 25677 (304) 235-4290

Name Of Additional Registrant	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
Massey Coal Sales Company, Inc.	VA	1220	54-1188775	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Massey Coal Services, Inc.	WV	1220	54-1095096	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Massey Gas & Oil Company	LA	1220	58-2673773	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Massey Technology Investments, Inc.	VA	1220	54-1834161	4 North 4th Street Richmond, VA 23219 (804) 788-1800

New Market Land Company	WV	1220	31-1557272	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928

New Ridge Mining Company	KY	1220	61-1218677	State Route 49 South Lobata, WV 25677 (304) 235-4290

New River Energy Corporation	WV	1220	54-1225713	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Nicco Corporation	WV	1220	55-0584295	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Nicholas Energy Company	WV	1220	55-0761469	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Omar Mining Company	WV	1220	55-0385010	Route 85 South Robinson Creek Road Madison, WV 25130 (304) 369-9101

Peerless Eagle Coal Co.	WV	1220	55-0451306	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Performance Coal Company	WV	1220	55-0736927	Marfork Road, Rte. 3 Pettus, WV 25209 (304) 854-1852

Peter Cave Mining Company	KY	1220	61-1360315	State Route 49 South Lobata, WV 25677 (304) 235-4290

Pilgrim Mining Company, Inc.	KY	1220	61-1246461	State Route 49 South Lobata, WV 25677 (304) 235-4290

Power Mountain Coal Company	WV	1220	31-1567082	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Raven Resources, Inc.	FL	1220	59-3036984	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Rawl Sales & Processing, Co.	WV	1220	55-0476477	State Route 49 South Lobata, WV 25677 (304) 235-4290

Road Fork Development Company, Inc.	KY	1220	54-1293743	State Route 49 South Lobata, WV 25677 (304) 235-4290

Name Of Additional Registrant	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
Robinson-Phillips Coal Company	WV	1220	55-0386264	4 North 4th Street Richmond, VA 23219 (804) 788-1800
Rum Creek Coal Sales, Inc.	WV	1220	31-1181801	County Route 14 Rum Creek Road Yolyn, WV 25654 (304) 435-1980
Russell Fork Coal Company	WV	1220	61-0394431	4 North 4th Street Richmond, VA 23219 (804) 788-1800
SC Coal Corporation	DE	1220	13-2856449	4 North 4th Street Richmond, VA 23219 (804) 788-1800
Scarlet Development Company	PA	1220	25-1782790	24406 U.S. Route 119 Belfry, KY 41514 (606) 353-0928
Shannon-Pocahontas Coal Corporation	WV	1220	54-1132767	4 North 4th Street Richmond, VA 23219 (804) 788-1800
Shannon-Pocahontas Mining Company	WV	1220	55-0613879	4 North 4th Street Richmond, VA 23219 (804) 788-1800
Shenandoah Capital Management Corp.	WV	1220	55-0759643	4 North 4th Street Richmond, VA 23219 (804) 788-1800
Sidney Coal Company, Inc.	KY	1220	54-1293752	State Route 49 South Lobata, WV 25677 (304) 235-4290
Spartan Mining Company	WV	1220	31-1571923	State Route 49 South Lobata, WV 25677 (304) 235-4290
St. Albans Capital Management Corp.	WV	1220	55-0755774	4 North 4th Street Richmond, VA 23219 (804) 788-1800
Stirrat Coal Company	WV	1220	55-0728501	State Route 49 South Lobata, WV 25677 (304) 235-4290
Stone Mining Company	KY	1220	61-1231896	State Route 49 South Lobata, WV 25677 (304) 235-4290
Support Mining Company	WV	1220	52-1891104	Marfork Road, Rte. 3 Pettus, WV 25209 (304) 854-1852
Sycamore Fuels, Inc.	WV	1220	54-1527013	State Route 49 South Lobata, WV 25677 (304) 235-4290
T.C.H. Coal Co.	KY	1220	61-0723123	4 North 4th Street Richmond, VA 23219 (804) 788-1800
Talon Loadout Company	WV	1220	20-2779543	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075
Tennessee Consolidated Coal Company	TN	1220	62-6029380	State Route 49 South Lobata, WV 25677 (304) 235-4290
Tennessee Energy Corp.	TN	1220	62-0719183	State Route 49 South Lobata, WV 25677 (304) 235-4290

Name Of Additional Registrant	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
Thunder Mining Company	WV	1220	55-0770782	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Town Creek Coal Company	WV	1220	52-1089482	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Trace Creek Coal Company	PA	1220	25-1418260	315 70th Street, S.E. Charleston, WV 25304 (304) 926-0075

Tucson Limited Liability Company	WV	1220	55-0750763	4 North 4th Street Richmond, VA 23219 (804) 788-1800

Vantage Mining Company	KY	1220	54-1289901	State Route 49 South Lobata, WV 25677 (304) 235-4290

White Buck Coal Company	WV	1220	55-0747028	2 Jerry Fork Road Drennen, WV 26667 (304) 872-5065

Williams Mountain Coal Company	WV	1220	55-0729825	Marfork Road, Rte. 3 Pettus, WV 25209 (304) 854-1852

Wyomac Coal Company, Inc.	WV	1220	55-0574144	4 North 4th Street Richmond, VA 23219 (804) 788-1800

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 19, 2006.

PROSPECTUS

OFFER TO EXCHANGE

Up to $760,000,000 Principal Amount Outstanding of

6.875% Senior Notes due 2013

for

a like Principal Amount of

6.875% Senior Notes due 2013

That Have Been Registered under the Securities Act of 1933

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2006, unless we extend the exchange offer in our sole and absolute discretion.

Interest Payable June 15 and December 15, Beginning June 15, 2006

•	The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.

•	The notes will be guaranteed on a senior unsecured basis by substantially all of our current and future operating subsidiaries. The notes and the guarantees will rank equally with all of our and our guarantors’ existing and future senior unsecured debt, but will be effectively subordinated to all of our and the guarantors’ existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness and to all liabilities of our subsidiaries that are not guarantors. The notes and the guarantees will rank senior to all of our and our guarantors’ debt that is expressly subordinated to the notes and the guarantees.

•	The exchange of notes should not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

You should carefully consider the risk factors beginning on page 10 of this prospectus before participating in the exchange offer or investing in the exchange notes issued in the exchange offer.

We are not making this exchange offer in any state or jurisdiction where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the exchange notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell the notes in any jurisdiction where the offer is not permitted. You should not assume that the information provided by or incorporated by reference in this prospectus is accurate as of any date other than the date of the document containing the information.

In this prospectus, we rely on and refer to information regarding the coal industry in the United States from Energy Venture Analysis, the National Mining Association, Platts Analytics and Forecasting, the U.S. Department of Energy and the World Coal Institute. Other than the National Mining Association of which we are a member, we are not affiliated with any of these organizations. None of these organizations is aware of or has consented to being named in this prospectus. Although we believe that this information is reliable, we have not independently verified the accuracy or completeness of this information.

i

FORWARD-LOOKING STATEMENTS

We make certain comments and disclosures in this prospectus that may be forward-looking in nature. Examples include statements related to our future outlook, anticipated capital expenditures, projected cash flows and borrowings, and sources of funding. These forward-looking statements could also involve, among other things, statements regarding our intent, belief or expectation with respect to:

•	our cash flows, results of operations or financial condition;

•	the consummation of acquisitions, disposition or financing transactions and the effect thereof on our business;

•	governmental policies and regulatory actions;

•	legal and administrative proceedings, settlements, investigations and claims;

•	weather conditions or catastrophic weather-related damage;

•	our production capabilities;

•	availability of transportation for our produced coal;

•	expansion of our mining capacity;

•	our ability to manage production costs;

•	market demand for coal, electricity and steel;

•	competition;

•	our ability to timely obtain necessary supplies and equipment;

•	our relationships with and other conditions affecting our customers;

•	our ability to attract, train and retain a skilled workforce;

•	our assumptions concerning economically recoverable coal reserve estimates;

•	future economic or capital market conditions;

•	our assumptions and projections regarding our pension and other post-retirement benefit liabilities; and

•	our plans and objectives for future operations and expansion or consolidation.

Any forward-looking statements are subject to the risks and uncertainties that could cause actual cash flows, results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements. Any forward-looking statements are also subject to a number of assumptions regarding, among other things, future economic, competitive and market conditions generally. These assumptions would be based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond our control.

We wish to caution readers that forward-looking statements, including disclosures using words such as we “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project” and similar statements, are subject to certain risks, trends and uncertainties which could cause actual results to differ materially from expectations. Any forward-looking statements should be considered in context with the various disclosures made by us about our businesses, including without limitation the matters set forth under “Risk Factors.”

ii

SUMMARY

This summary does not contain all of the information that is important to you. You should read this entire prospectus, including the information set forth in “Risk Factors” and all the information incorporated by reference in this prospectus, before making an investment decision.

Unless the context otherwise indicates, references to “Massey Energy,” “we,” “us,” “our,” and “our company” in this prospectus refer to Massey Energy Company and its subsidiaries, and references to “A.T. Massey” are to A.T. Massey Coal Company, Inc. and its subsidiaries.

Massey Energy Company

We produce, process and sell bituminous coal of steam and metallurgical grades, primarily of a low sulfur content, through our 22 processing and shipping centers, called “resource groups,” many of which receive coal from multiple coal mines. These resource groups support our 31 underground mines (four of which employ both room and pillar and longwall mining) and 16 surface mines (with seven highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines may vary from time to time depending on a number of factors, including existing demand for and price of coal and exhaustion of economically recoverable reserves. Steam coal, which accounted for approximately 63% and 69% of our produced coal sales volume in the years ended December 31, 2004 and December 31, 2005, respectively, is primarily purchased by public utilities as fuel for electricity generation. Approximately 11% and 9% of our produced coal sales volume in the years ended December 31, 2004 and December 31, 2005, respectively, was generated by sales to industrial customers that use coal with certain quality characteristics for generation of electricity or for process steam. Metallurgical coal, which accounted for approximately 26% and 22% of our produced coal sales volume in the years ended December 31, 2004 and December 31, 2005, respectively, is used primarily to make coke for use in the manufacture of steel and can also be marketed as an ultra high quality, low sulfur steam coal for electricity generation. Metallurgical coal generally sells at a premium over steam coal because of its unique quality characteristics. During the years ended December 31, 2004 and December 31, 2005, we sold 40.4 million and 42.3 million tons, respectively, of coal generating produced coal revenues of $1,457 million and $1,778 million, respectively. We have a relatively reliable and stable revenue base. As of April 13, 2006, we had sales commitments in place for approximately 33 million tons of coal for fiscal year 2007.

We are one of the premier coal producers in the United States by several measures:

•	We are the fourth largest coal company in the United States based on produced coal revenues and the sixth largest coal company in the United States based on production;

•	We are the largest coal producer in the Central Appalachian region, the largest coal-producing region by revenues in the United States;

•	We are the largest producer of metallurgical coal in the United States; and

•	We control approximately 2.3 billion tons of proven and probable coal reserves, which should last for more than 50 years at current production levels.

Coal is one of the most abundant, efficient and affordable natural resources, and is primarily used to generate electricity and make coke for the manufacturing of steel. The United States is the world’s second largest producer of coal and is the largest holder of coal reserves in the world, with approximately 250 years of supply based on current production rates. In 2005, total U.S. coal production as estimated by the U.S. Department of Energy was 1.1 billion tons. We believe that the use of coal to generate electricity will grow as the demand for power increases and that Central Appalachian coal will be instrumental in filling that demand.

Competitive Strengths

We believe that our competitive strengths will enable us to enhance our position as one of the premier coal producers in the United States.

We are the leading coal producer in Central Appalachia, the largest U.S. coal-producing region by revenues. We are the leading coal producer in the Central Appalachian region with a proven reputation as a skilled, long-term operator. In 2005, our produced coal sales volume in Central Appalachia was approximately 65% greater than the next closest competitor in the region. The Central Appalachian region produces bituminous coal of steam and metallurgical grades, primarily of a low sulfur content. In 2005, the region accounted for approximately 38% of U.S. coal revenues and 25% of the estimated Btu of coal production in the United States. We believe our regional focus leads to operating efficiencies and provides us with an in-depth knowledge of the area’s coal reserves, mining conditions, customers, property owners and employee base.

We have a large, high quality, diverse reserve base. We control approximately 2.3 billion tons of proven and probable coal reserves, which makes us the largest holder of proven and probable coal reserves in the Central Appalachian region, with the next closest competitor controlling an estimated 437 million tons of reserves as of December 31, 2005. Our reserves include both high quality, low sulfur steam coal desired by public utility and industrial customers and metallurgical coal demanded by steel manufacturers. Approximately 1.4 billion tons of our proven and probable coal reserves contain less than 1% sulfur, of which approximately 0.9 billion tons are compliance coal that meets the sulfur emission standards of the Clean Air Act. Our reserve base should last approximately 50 years based on current production levels. We are the largest U.S. producer of premium metallurgical coal, which we sell to steel producers domestically and overseas.

We have a low level of employee-related long-term liabilities. Our employee-related legacy liabilities are significantly lower than those of our coal industry peers. As of December 31, 2005, we had pension trust assets with a fair market value of approximately $247.0 million, which were in excess of our qualified defined benefit pension plan projected benefit obligation of approximately $236.4 million. Our retiree healthcare benefit liability (OPEB) was approximately $136.0 million at December 31, 2005.

We have strong, long-term relationships with a broad base of customers. We have strong relationships with a broad base of over 125 customers. The majority of these customers purchase coal under long-term contracts with terms of one year or longer. Approximately 96% of our produced coal sales volume in 2005 was derived from these long-term contracts. We believe these contracts provide us with stable and predictable cash flow. Many of our customers are well-established public utilities who have been our customers for a number of years. Additionally, the proximity of our mines to many of our customers provide an advantage versus western coal supply basins in terms of freight cost and delivery time.

We have built a superior infrastructure and transportation system. Over the last eight years, we have invested approximately $2.0 billion to upgrade, expand and maintain our mining, processing and transporting capabilities. These projects include investments in new mining equipment, including high productivity surface mining equipment, expansion of processing plant capacity and development of systems to reduce our reliance on trucking, the most expensive transportation method, including the construction of conveyor belt systems and investments in train loading facilities.

We have demonstrated our ability to grow our coal reserves and production through acquisitions and other strategic transactions. We have grown our reserve base and production capacity through the strategic acquisition and integration of coal operations as well as through reserve swaps and coal leases. We have utilized a disciplined acquisition strategy that has helped us to avoid the difficulties often associated with the integration of acquisitions.

Our management team has significant experience in the coal industry. Our senior executive officers have an average of 24 years of experience in the coal industry and an average of 23 years of experience with us.

Strategy

Our primary objective is to continue to build upon our competitive strengths to enhance our position as one of the premier coal producers in the United States by:

Enhancing profitability through continued safety improvements, productivity gains and cost measurement. We continue to seek to reduce operating costs and increase profitability at our mines through our safety, productivity and measurement initiatives. We continue to implement safety measures designed to improve our profitability. In addition, we seek to enhance productivity by applying best practices. We also manage costs by generating critical data in a timely manner to measure performance, cost and materials usage in our mining operations.

Adjusting production in response to changes in market conditions. We are committed to a strategy of aligning our production with the needs of the market. The capital investments we have made position us to quickly expand our production to meet increases in demand for coal. Our goal is to maximize profits not volume; it is our strategy to sell our coal only at prices that generate the appropriate level of profitability.

Expanding use of more productive mining methods. Currently, we engage in four principal coal mining methods: underground “room and pillar” mining, underground longwall mining, highwall mining and surface mining. Because highwall mining and surface mining are high-productivity, low-cost mining methods, we will seek to increase production from our use of those methods to the extent permissible and cost-effective.

Pursuing strategic acquisitions. We believe that the coal industry will undergo increasing consolidation over the coming years. We plan to build on our position as the largest producer in Central Appalachia by pursuing growth in a disciplined manner through the opportunistic acquisition of additional coal reserves and mining facilities. We believe there are synergistic expansion opportunities in the region to further strengthen our reserve base.

Forming strategic contractual arrangements with major customers. We will continue to seek contractual arrangements with customers to provide services in addition to coal. These initiatives strengthen our relationships with our customers and provide opportunities to increase sales.

Recent Developments

Tender Offers

On November 22, 2005, we commenced an offer to purchase and a consent solicitation for any and all $220.1 million in aggregate principal amount of our 6.95% senior notes due 2007, which we refer to as the 6.95% Notes, and an offer to purchase for any and all $132.0 million in aggregate principal amount of our 4.75% convertible senior notes due 2023, which we refer to as the 4.75% Notes. As of midnight, New York City time, on December 20, 2005, the expiration date of our tender offer for the 6.95% Notes, we had accepted tender of 6.95% Notes from holders of $189.5 million, or 86.1%, of the $220.1 million outstanding principal amount of the 6.95% Notes. We redeemed the remaining $30.6 million in aggregate principal amount of 6.95% Notes not tendered in the tender offer for the 6.95% Notes on December 27, 2005. As of 5:00 p.m., New York City time, on December 22, 2005, the expiration date of our tender offer for the 4.75% Notes, we had accepted tender of 4.75% Notes from holders of $131.3 million in aggregate principal amount, or 99.4%, of the outstanding 4.75% Notes.

Exchange Offer

On November 22, 2005, we commenced an offer to exchange shares of our common stock and a cash payment for any and all $175.0 million in aggregate principal amount of our 2.25% convertible senior notes due

2024, which we refer to as the 2.25% Notes. As of 5:00 p.m., New York City time, on December 22, 2005, the expiration date of our exchange offer for the 2.25% Notes, we had accepted tender of 2.25% Notes from holders of $165.4 million in aggregate principal amount, or 94.5%, of the outstanding 2.25% Notes.

Recent Financing

On December 21, 2005, we completed the initial private placement of $760.0 million in aggregate principal amount of the outstanding 6.875% senior notes due 2013 in an offering not registered under the Securities Act of 1933, or the Securities Act, in reliance on exemptions from registration under the Securities Act at a price of $992.43 per $1,000 principal amount of note. We used approximately $571 million of the net proceeds of the outstanding notes to fund the tender offers, including the related redemption of the 6.95% Notes not tendered in the tender offer for the 6.95% Notes, and the exchange offer, including premiums, consent payments and related expenses. We intend to use the remaining proceeds for general corporate purposes. We are now offering to exchange the notes being offered by this prospectus for the outstanding notes.

Aracoma Mine Fire

On January 19, 2006, our Logan County resource group’s Aracoma longwall mine experienced a fire that apparently started on a conveyor belt, tragically resulting in the death of two of our experienced underground miners. We are actively working with state and federal regulators to investigate and identify the causes of the fire in order to prevent any similar events in the future and to establish appropriate new safety procedures. Efforts are underway to assess the damage caused by the fire and the impact on operations; one continuous miner section restarted in early April but the other continuous miner section and the longwall itself remain idle while the state and federal investigations continue.

Our primary executive offices are located at 4 North 4th Street, Richmond, Virginia 23219 and our telephone number is (804) 788-1800. Out internet website is www.masseyenergyco.com. The information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

The Exchange Offer

On December 21, 2005, we completed the initial private placement of the outstanding notes. References to the “notes” in this prospectus are references to both the outstanding notes and the exchange notes. This prospectus is part of a registration statement covering the exchange of the outstanding notes for the exchange notes.

The Initial Private Placement of Outstanding Notes

We sold the outstanding notes on December 21, 2005, to UBS Securities LLC, Bear, Stearns & Co. Inc. and PNC Capital Markets, Inc. We collectively refer to those parties in this prospectus as the “initial purchasers.” The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A and outside the United States in compliance with Regulation S under the Securities Act.

Registration Rights Agreement

Simultaneously with the initial private placement of the outstanding notes, we entered into a registration rights agreement (the “Registration Rights Agreement”) for the exchange offer. In the Registration Rights Agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to complete this exchange offer within 210 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the Registration Rights Agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes, except as otherwise provided in the Registration Rights Agreement.

If we do not comply with, among other things, our obligation to have this exchange offer completed within 210 days of issuing the outstanding notes, we will pay liquidated damages in cash in an amount equal to 0.25% per annum of the aggregate principal amount of outstanding notes during the first 90 days, increasing by 0.25% per annum for each subsequent 90-day period, up to a maximum of 1.00% per annum, until we are in compliance. For more details, see “The Exchange Offer.”

The Exchange Offer

We are offering to exchange the exchange notes, which have been registered under the Securities Act, for your outstanding notes, which were issued on December 21, 2005, in the initial offering. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are properly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales

We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	the exchange notes are being acquired in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•	you are not an affiliate of ours.

Our belief is based upon interpretation of the staff of the Securities and Exchange Commission, or the SEC, as set forth in no-action letters to third parties unrelated to us. The staff has not considered the exchange offer in the context of a no-action letter and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange note from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes to it in the exchange offer.

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2006.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or interpretation of the staff of the SEC and has any necessary governmental approval.

Procedures for Tendering Outstanding Notes

We issued the outstanding notes as global securities. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in the Depository Trust Company, known as DTC, through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

You may tender your outstanding notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See “The Exchange Offer—Procedures for Tendering” for more information.

Do not send letters of transmittal and certificates representing outstanding notes to us. Send these documents only to the exchange agent. See “The Exchange Offer—Exchange Agent” for more information.

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time, on , 2006.

Material U.S. Federal Income Tax Consequences

The exchange of outstanding notes for exchange notes will not constitute a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences.” You should consult your own tax advisor as to the tax consequences of the exchange to you.

Consequences of Failure to Exchange

Outstanding notes that are eligible for the exchange offer and not tendered will be subject to the existing transfer restrictions on such notes after the exchange offer. We will have no further obligation to register the outstanding notes except as otherwise provided in the Registration Rights Agreement. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	The Wilmington Trust Company is serving as the exchange agent in connection with the exchange offer.

Summary of Exchange Notes

The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding notes, except as described in this prospectus. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding notes, and both the outstanding notes and the exchange notes are governed by the same indenture. The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, see “Description of Exchange Notes.” Capitalized terms used but not defined in this summary shall have the meanings given to such terms elsewhere in this prospectus.

Issuer	Massey Energy Company.

Securities Offered	$760.0 million aggregate principal amount of 6.875% Senior Notes due 2013.

Maturity Date	December 15, 2013.

Interest Rate and Payment Dates

The notes will accrue interest from the date of their issuance at the rate of 6.875% per year. Interest on the notes will be payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2006.

Sinking Fund	None.

Optional Redemption

We may redeem the notes, in whole or part, at any time on or after December 15, 2009, at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest.

In addition, prior to December 15, 2008, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to 106.875% of the principal amount, plus accrued and unpaid interest, provided that:

•	at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption; and

•	such redemption occurs within 180 days of the date of the closing of any such equity offering.

Change of Control	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.

Ranking and Guarantees	The notes will be our senior unsecured obligations. The notes will be guaranteed on a senior unsecured basis by substantially all of our current and future operating subsidiaries.

The notes and the guarantees will rank equally with all of our and the guarantors’ existing and future senior unsecured debt, but will be effectively subordinated to all of our and our guarantors’ existing and future senior secured indebtedness to the extent of the value of the assets securing that indebtedness and to all liabilities of our subsidiaries that are not guarantors.

The notes and the guarantees will rank senior to all of our and our guarantors’ debt that is expressly subordinated to the notes and the guarantees.

Restrictive Covenants	The indenture governing the notes contains covenants that limit our ability and the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	subordinate indebtedness to other indebtedness unless such subordinated indebtedness is also subordinated to the notes;

•	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

•	make investments;

•	sell assets and issue capital stock of restricted subsidiaries;

•	incur liens;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	enter into sale and leaseback transactions;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Exchange Notes—Certain Covenants” in this prospectus.

Covenant Suspension

At any time when the notes are rated investment grade by Moody’s Investors Service, Inc. and Standard and Poor’s Rating Services and no default or event of default has occurred, many of the foregoing restrictions will not apply, including restrictions on our ability to:

•	incur additional indebtedness;

•	subordinate indebtedness to other indebtedness without such subordinated indebtedness being subordinated to the notes;

•	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

•	make investments;

•	sell assets and issue capital stock of restricted subsidiaries; and

•	enter into transactions with affiliates.

Additionally, actions taken by us during any period when these restrictions are suspended will be permitted to exist even if we again become subject to these covenants as a result of losing an investment grade rating. See “Description of Exchange Notes—Certain Covenants.”

Absence of Public Market	The notes are a new issue of securities and there is currently no established market for them. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes.

Risk Factors

You should consider carefully the information set forth in the section of this prospectus entitled “Risk Factors” beginning on page 10 and all the other information provided to you or incorporated by reference in this prospectus in deciding whether to invest in the notes.

RISK FACTORS

Investing in the notes will be subject to risks, including risks inherent in our business. The value of your investment may decline and could result in a loss. You should carefully consider the following factors as well as other information contained and incorporated by reference in this prospectus before deciding to invest in the notes, including the risk factors set forth in Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2005, which Form 10-K is incorporated by reference in this prospectus.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes for exchange notes, your ability to sell the outstanding notes will be restricted.

If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. If you are still holding any outstanding notes after the expiration date of the exchange offer and the exchange offer has been consummated, you will not be entitled to have such outstanding notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). After the exchange offer is completed, we will not be required, and we do not intend, to register the outstanding notes under the Securities Act. In addition, if you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes would be adversely affected.

If you do not comply with the exchange offer procedures, you will be unable to obtain the exchange notes.

We will issue the exchange notes in exchange for the outstanding notes only after we have timely received your outstanding notes, along with a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities in the tender of outstanding notes for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2006, or on a later extended date and time as we may decide.

The exchange notes and any outstanding notes that remain outstanding after the exchange offer will vote together as a single class for purposes of determining whether the required percentage of holders have taken certain actions or exercised certain rights under the indenture.

The exchange notes may not be freely tradeable by you.

Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, that you acquired your exchange notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such exchange notes. However, we have not submitted a no-action letter to the SEC regarding this exchange offer and we cannot assure you that the SEC would make a similar determination with respect to this exchange offer. If you are an affiliate of ours, engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes to be acquired pursuant to the exchange offer, you will be subject to additional limitations. See “The Exchange Offer—Resale of the Exchange Notes.”

Risks Related to the Notes

Our substantial indebtedness could adversely affect our ability to grow and compete and prevent us from fulfilling our obligations under the notes and our other indebtedness and agreements.

As of December 31, 2005, we had approximately $1,113.3 million of total indebtedness outstanding, including $335.0 million aggregate principal amount of our 6.625% senior notes due 2010, which we refer to as the 6.625% Notes, $21.4 million of capital lease obligations, $0.8 million aggregate principal amount of 4.75% Notes, $9.6 million aggregate principal amount of 2.25% Notes, and $760.0 million aggregate principal amount of the notes less an unamortized original issue discount of $5.7 million, and less the unamortized portion of a fair value hedge adjustment of $7.9 million related to a settled interest rate swap on $240.0 million of our 6.625% Notes. As of December 31, 2005, our indebtedness represented 57.0% of our total book capitalization. In addition, we can incur up to $130.0 million of additional indebtedness under our asset-based revolving credit facility that we entered into in January 2004, which includes a $100.0 million letter of credit subfacility. As of December 31, 2005, there were no drawings under our asset-based revolving credit facility and $49.3 million of letters of credit had been issued under the subfacility. See “Description of Other Indebtedness.”

We have significant debt, lease and royalty obligations. Our ability to satisfy debt service, lease and royalty obligations and to effect any further refinancing of our indebtedness will depend upon future operating performance, which will be affected by prevailing economic conditions in the markets that we serve as well as financial, business and other factors, many of which are beyond our control. We may be unable to generate sufficient cash flow from operations to enable us to fund our debt service, lease and royalty payment obligations or our other liquidity needs. In addition, future borrowings or other financings may not be available on terms acceptable to us or in amounts sufficient to enable us to fund our payment obligations or our liquidity needs.

Our relative high amount of debt could have material consequences to our business, including, but not limited to: (i) making it more difficult to satisfy debt covenants and debt service, lease payments and other obligations; (ii) increasing our vulnerability to general adverse economic and industry conditions; (iii) limiting our ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures or other general corporate requirements; (iv) reducing the availability of cash flows from operations to fund acquisitions, working capital, capital expenditures or other general corporate purposes; (v) limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; or (vi) placing us at a competitive disadvantage versus competitors with relatively lower amounts of debt.

Because the notes rank below any secured debt, you may not receive full payment on your notes.

A.T. Massey and other operating subsidiaries are the borrowers or guarantors under our $130.0 million asset-based revolving credit facility. If we are unable to repay amounts on our secured debt, the lenders could proceed against the collateral securing the debt and we may not have enough assets left to pay you. In addition, we may be unable to make payments on the notes if we are in default under such credit facility.

The notes and the guarantees of the notes are not secured by any of our assets and are effectively subordinated to any existing or future secured indebtedness of us or the guarantors, including our asset-based revolving credit facility, to the extent of the collateral securing such indebtedness. In the event of a foreclosure, dissolution, winding-up, liquidation, reorganization, bankruptcy or similar proceeding involving us or the guarantors, or if the debt under any such credit facility is accelerated as a result of a cross-default provision in our outstanding debt or otherwise, the lenders under such facilities would be entitled to exercise the remedies available to secured lenders under applicable law. Our lenders would have a claim on our assets securing our obligations under such facilities. Accordingly, we cannot assure you that there will be sufficient assets remaining to pay amounts due on all or any of the notes or the guarantees of the notes.

The indenture governing the notes imposes operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

The indenture governing the notes imposes operating and financial restrictions on us. These restrictions limit our ability and the ability of our subsidiaries, among other things, to:

•	incur additional indebtedness;

•	subordinate indebtedness to other indebtedness unless such subordinated indebtedness is also subordinated to the notes;

•	pay dividends or make other distributions or repurchase or redeem our stock or subordinated indebtedness;

•	make investments;

•	sell assets and issue capital stock of restricted subsidiaries;

•	incur liens;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	enter into sale and leaseback transactions;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with certain debt covenants. If we violate these covenants and are unable to obtain waivers from our lenders, our debt under these agreements would be in default and could be accelerated by the lenders. If the indebtedness is accelerated, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. If our debt is in default for any reason, our cash flows, results of operations or financial condition could be materially and adversely affected. In addition, complying with these covenants may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions. See “Description of Exchange Notes—Certain Covenants.”

The guarantees may not be enforceable because of fraudulent conveyance laws.

The obligation of our subsidiaries, as guarantors of the notes, may be subject to challenge under state, federal or foreign fraudulent conveyance or transfer laws. Under state and federal laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of such subsidiary, such as a trustee in bankruptcy or the subsidiary in its capacity as debtor-in-possession, were to find that, at the time such obligation was incurred, such subsidiary, among other things:

•	did not receive fair consideration or reasonably equivalent value for the obligation; and

•	either

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured;

a court could void such subsidiary’s obligation under the guarantee, and direct the return of any payment made under the guarantee to the subsidiary or to a fund for the benefit of its creditors.

Moreover, regardless of the factors identified above, such court could void such subsidiary’s obligation, and direct such repayment, if it found that the obligation was incurred with the intent to hinder, delay, or defraud such subsidiary’s creditors. In that event, the holder of the notes would not have the benefit of such subsidiary’s guarantee and would have to look for payment solely from us.

The measure of insolvency for purposes of the above will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent:

•	if the sum of its debts is greater than the fair value of all of its property;

•	if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature; or

•	if it could not pay its debts as they become due.

Certain of our outstanding indebtedness matures or may mature prior to the maturity of these notes.

We have a significant amount of outstanding indebtedness that will mature or may mature prior to the maturity of these notes. Our $130.0 million asset-based revolving credit facility has a five-year term ending in January 2009. On November 15, 2010, our $335.0 million in aggregate principal amount of 6.625% Notes will mature. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to repay such indebtedness. Failure by us to repay such indebtedness when required will result in an event of default with respect to such indebtedness and these notes.

The trading prices for the notes will be directly affected by our credit rating.

Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes or the trading market for the notes to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

There is no established trading market for the notes and no guarantee that a market will develop or that you will be able to sell your notes.

There can be no assurance that a market for the notes will develop. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the notes may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects. At the time of the completion of the initial private placement of the notes by us, the initial purchasers advised us that they intended to make a market in the notes. However, the initial purchasers are not obligated to do so and any market-making activity by them may be discontinued at any time without notice.

If you are able to resell your notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

•	the number of potential buyers;

•	the level of liquidity of the notes;

•	ratings published by major credit rating agencies;

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	the level, duration and volatility of market interest rates generally;

•	the market for similar securities;

•	the redemption and repayment features of the notes; and

•	the time remaining to the maturity of the notes.

As a result of these factors, if you are able to resell your notes, you may only be able to sell them at prices below those you believe to be appropriate, including prices below the price you paid for them.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2005.

(in millions)	As of December 31, 2005
Cash and cash equivalents	$319.4

Short-term debt
Current portion of capital lease obligations	$10.7

Total short-term debt	10.7

Long-term debt
6.875% Senior Notes due 2013, net of $5.7 million discount	754.3
6.625% Senior Notes due 2010	335.0
6.95% Senior Notes due 2007	—
2.25% Convertible Senior Notes due 2024	9.6
4.75% Convertible Senior Notes due 2023	0.7
Asset based revolving credit facility	—
Capital lease obligations	10.9
Fair value hedge valuation	(7.9)

Total long-term debt	1,102.6

Shareholders’ equity
Capital stock
Preferred stock, no par value, 20,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.625 par value, 150,000,000 authorized, 81,939,989 issued and outstanding	51.2
Additional capital	215.7
Retained earnings	581.2
Unamortized executive stock plan expense	(7.1)

Total shareholders’ equity	841.0

Total capitalization	$1,954.3

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for years indicated.

	Year ended December 31,								Two Months Ended December 31, 2001		Year Ended October 31, 2001(1)
	2005		2004		2003		2002
Ratio of earnings to fixed charges(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)	On November 30, 2000, Fluor Corporation (“Fluor”) completed a reverse spin-off, which divided it into the spun-off corporation, “new” Fluor (“New Fluor”) and Fluor, subsequently renamed Massey Energy Company, which retained Fluor’s coal-related businesses conducted by A.T. Massey. As New Fluor is the accounting successor to Fluor, Massey Energy’s equity structure was impacted as a result of the spin-off. We retained $300 million of 6.95% Senior Notes, $278.5 million of Fluor commercial paper, other equity contributions from Fluor, and assumed Fluor’s common stock equity structure.
(2)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income from operations before income taxes plus fixed charges. “Fixed charges” consist of interest and debt expense, capitalized interest and a portion of rent expense we believe to be representative of interest. Earnings for the years ended December 31, 2005, 2004, 2003 and 2002, the two months ended December 31, 2001, and the year ended October 31, 2001, were inadequate to cover fixed charges, with a deficiency of $75.4 million, $5.6 million, $60.6 million, $57.9 million, $23.5 million and $15.9 million, respectively.

DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a description of our other material indebtedness as of December 31, 2005.

6.625% Senior Notes

As of December 31, 2005, we had $335.0 million outstanding of our 6.625% Notes. These notes are guaranteed by A.T. Massey and by substantially all of our indirect operating subsidiaries. Interest on the notes is payable semiannually on November 15 and May 15 of each year. The notes are unsecured obligations ranking equally with all of our other unsecured senior indebtedness and are guaranteed by substantially all of our current and future operating subsidiaries. At any time after November 15, 2007, we may redeem all or part of the notes.

Asset-Based Revolving Credit Facility

As of December 31, 2005, there were no drawings under our asset-based revolving credit facility entered into by A.T. Massey and certain of its subsidiaries, as co-borrowers. The credit facility provided for borrowings up to $130.0 million at any time outstanding, depending on the level of eligible inventory (including pit inventory) and accounts receivable. The credit facility also includes a $100.0 million letter of credit subfacility. As of December 31, 2005, there were no borrowings under the credit facility and $49.3 million of letters of credit had been issued under the subfacility. Massey Energy and substantially all of the other subsidiaries have guaranteed the obligations of A.T. Massey and the other borrowers. As security for the financing, the borrowers and the guarantors granted the lenders first priority pledges of equity interests in substantially all of A.T. Massey’s subsidiaries, first priority security interests in coal inventory, accounts receivable and other intangible assets, and first mortgage liens on certain owned coal reserves. The security for the financing also includes a negative pledge on fixtures, equipment and certain other of the companies’ assets. The credit facility has a five-year term ending in January 2009.

Off-Balance Sheet Arrangements

In the normal course of business, we are party to certain off-balance sheet arrangements, including guarantees, indemnifications and financial instruments with off-balance sheet risk, such as bank letters of credit and performance or surety bonds. We use bank letters of credit to secure our obligations for worker’s compensation programs, various insurance contracts and other obligations. Issuing banks currently require that such letters of credit be secured by funds deposited into restricted accounts pledged to the banks under reimbursement agreements or be issued under our asset-based revolving credit facility. For further information, see Note 8 to our audited consolidated financial statements for the year ended December 31, 2005, which are included in our Annual Report on Form 10-K, which Form 10-K is incorporated by reference in this prospectus.

THE EXCHANGE OFFER

General

We entered into the Registration Rights Agreement in connection with the initial offering, pursuant to which we agreed, for the benefit of the holders of the outstanding notes, to file with the SEC within 90 days following the issue date of the outstanding notes a registration statement (the “Exchange Offer Registration Statement”) under the Securities Act relating to an exchange offer pursuant to which notes substantially identical to the outstanding notes (except that such notes will not contain terms with respect to the special interest payments described below or transfer restrictions) and representing the same indebtedness as the outstanding notes will be offered in exchange for the then outstanding notes tendered at the option of the holders thereof. We refer to the notes to be issued in the exchange offer as the exchange notes.

We have agreed to use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC within 180 days following December 21, 2005, the issue date of the outstanding notes. We have further agreed to use our reasonable best efforts to complete the exchange offer within 210 days following the issue date of the outstanding notes, to hold the offer open for at least 20 business days and to exchange the exchange notes for all outstanding notes validly tendered and not withdrawn before the expiration of the offer.

Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers (“Participating Broker-Dealers”) receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to sales of those exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the notes) by delivery of the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we will be required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such exchange notes. The Exchange Offer Registration Statement will be kept effective as long as necessary after the exchange offer has been consummated in order to permit resales of exchange notes acquired by broker-dealers in after-market transactions. Each holder of outstanding notes (other than certain specified holders) who wishes to exchange such notes for exchange notes in the exchange offer will be required to represent (1) that any exchange notes to be received by it will be acquired in the ordinary course of its business, (2) that, at the time of the commencement of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of provisions of the Security Act, (3) that it is not an affiliate of ours or of any of our guarantors (or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable), (4) that, if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and, (5) that, if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such exchange notes.

Shelf Registration

If:

(1)	applicable law or interpretations of the staff of the SEC do not permit us and the guarantors to effect the exchange offer,

(2)	for any other reason the exchange offer is not consummated within 210 days of the issue date,

(3)	any holder, other than an initial purchaser notifies us prior to the 20th day following consummation of the exchange offer that it is prohibited by law or the applicable interpretations of the staff of the SEC from participating in the exchange offer,

(4)	in the case of any holder who participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of any issuer within the meaning of the Securities Act), or

(5)	the initial purchasers so request with respect to notes that have, or that are reasonably, likely to be determined to have, the status of unsold allotments in an initial distribution.

We will, in lieu of (or, in the case of clause (2), in addition to) effecting registration of exchange notes, use our reasonable best efforts to cause a registration statement under the Securities Act relating to a shelf registration of the outstanding notes for resale by holders or, in the case of clause (2), of the outstanding notes held by the initial purchasers for resale by the initial purchasers (the “Shelf Registration”) to become effective and to remain effective until two years following the issue date of the notes or such shorter period that will terminate when all the securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

We will, in the event of a Shelf Registration, provide to the holder or holders of the applicable notes copies of the prospectus that is a part of the registration statement filed in connection with the Shelf Registration, notify such holder or holders when the Shelf Registration for the applicable notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable notes. A holder of outstanding notes that sells such notes pursuant to the Shelf Registration generally would be required to be named as a selling security-holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

Liquidated Damages

The interest rate borne by the notes increases by 0.25% per year if:

•	the Exchange Offer Registration Statement has not been filed with the SEC within 90 days after the issue date of the outstanding notes;

•	the Exchange Offer Registration Statement is not declared effective in the United States within 180 days after the issue date of the outstanding notes;

•	the exchange offer in the United States is not completed within 210 days after the issue date of the outstanding notes; or

•	any registration statement required by the Registration Rights Agreement is filed but not declared effective by the date specified in the Registration Rights Agreement or is filed and declared effective but then ceases to be effective (except as specifically permitted in the Registration Rights Agreement) without being succeeded promptly by an additional registration statement filed and declared effective (these bullets constitute “Registration Defaults”).

The amount of additional interest will increase by an additional 0.25% per year on the first day of each subsequent 90-day period until the Registration Default described in any of the bullet points above has been cured. The maximum aggregate amount of increase from the original interest rate under these provisions is 1.0% per year over the annual interest rate shown on the cover of this prospectus.

If we are required to pay additional interest, we will pay it to you in cash on the same dates that we make other interest payments on the exchange notes until we correct the Registration Default.

On the date on which all such Registration Defaults have been cured, the interest rate on the exchange notes will revert to the interest rate originally borne by the exchange notes (as shown on the cover of this prospectus).

The description in this prospectus of some of the provisions of the Registration Rights Agreement is a summary only. We urge you to read all the provisions of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to our Form 8-K filed on December 21, 2005, because it, and not this summary, defines your rights.

The outstanding notes and the exchange notes will be considered collectively to be a single class for all purposes under the notes indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase notes. For purposes of the provisions described under the caption “Description of Exchange Notes,” all references therein to “notes” shall be deemed to refer collectively to any outstanding notes and any exchange notes, unless the context otherwise requires.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2006, the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that:

(1)	the exchange notes bear a different CUSIP Number from the outstanding notes;

(2)	the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

(3)	the holders of the exchange notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

As of the date of this prospectus, $760,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on                     , 2006 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2006, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes, such interest will be paid with the first interest payment on the exchange notes on June 15, 2006. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually on each June 15 and December 15, commencing on June 15, 2006.

Procedures for Tendering

Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in DTC’s ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

By executing the letter of transmittal, each holder will make to us the representations set forth above in the third paragraph under “—General.” The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of outstanding notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System, unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account with respect to the outstanding notes in accordance with DTC’s procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A)	the tender is made through a member firm of the Medallion System;

(B)	prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C)	the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1)	specify the name of the person having deposited the outstanding notes to be withdrawn;

(2)	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

(4)	specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes that have been tendered but that are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

(1)	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that we believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2)	any law, statute, rule, regulation or interpretation by the staff of the SEC would be violated if we proceeded with the exchange offer; or

(3)	any governmental approval has not been obtained, which approval we believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn.

Exchange Agent

The Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Standard Mail, Hand or Overnight Courier:	Wilmington Trust Company
CCM Agency Unit
1100 North Market Street
Wilmington, DE 19899-8861

By Registered or Certified Mail:	Wilmington Trust Company
DC-1615 Agency Unit
PO Box 8861
Wilmington, DE 19899-8861

Facsimile Transmission:	(302) 636-4145

To Confirm Receipt of Facsimile by Telephone:	(302) 636-6469

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Consequences of Failure to Exchange

The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

(1)	to us upon redemption thereof or otherwise;

(2)	so long as the outstanding notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)	outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)	pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

DESCRIPTION OF EXCHANGE NOTES

As used below in this “Description of Exchange Notes” section, the “Issuer” means Massey Energy Company, a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer will issue the notes described in this prospectus (the “Notes”) under an Indenture, dated as of December 21, 2005 (the “Indenture”), among the Issuer, the Guarantors and Wilmington Trust Company, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may find a copy of the Indenture in Exhibit 4.1 to our Form 8-K filed on December 21, 2005.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Principal, Maturity and Interest

The Notes will mature on December 15, 2013. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on June 15 and December 15 of each year, commencing on June 15, 2006, to Holders of record at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $760.0 million is being issued in this offering. The Issuer may issue additional Notes in an unlimited amount having identical terms and conditions to the Notes being issued in this offering (the “Additional Notes”), subject to compliance with the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.” Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will vote on all matters as one class with the Notes being issued in this offering. For purposes of this “Description of Exchange Notes,” except for the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York, unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.

The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any Subsidiaries of the Issuer that are not Guarantors. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

As of December 31, 2005, the Issuer and the Guarantors had no secured Indebtedness outstanding, except for undrawn letters of credit outstanding under our asset-based revolving credit facility in the amount of $49.3 million and undrawn bank letters of credit outstanding in the amount of $100.0 million, which are collateralized by cash deposited in restricted, interest bearing accounts pledged to the issuing banks. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness” and “—Limitations on Liens.”

Note Guarantees

On the Issue Date, the Issuer’s obligations under the Notes and the Indenture will be guaranteed (each, a “Note Guarantee”) by all of our Restricted Subsidiaries. Our Unrestricted Subsidiaries and certain future Restricted Subsidiaries will not be required to become Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. Revenues generated by the Guarantors constituted substantially all of our revenues for the twelve-month period ended December 31, 2005, and assets held by the Guarantors constituted substantially all of our consolidated assets as of December 31, 2005.

As of the date of the Indenture, all of our Subsidiaries, other than the Dissolving Subsidiaries, the Joint Venture Subsidiaries and any Securitization Entities, will be “Restricted Subsidiaries.” Under the circumstances described below under the subheading “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate other Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreement permitted under clause (i) of “—Certain Covenants—Limitations on Additional Indebtedness”) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of any such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of any such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similarly impermissible transaction under U.S. federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, amalgamation, consolidation, plan of arrangement or otherwise, or a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries, then that Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See “—Certain Covenants—Limitations on Asset Sales.” In addition, the Indenture provides that any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or that otherwise ceases to be a Subsidiary Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to December 15, 2009. We are not, however, prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchases or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture or violate applicable securities laws. At any time on or after December 15, 2009, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning December 15 of the years indicated:

Year	Optional Redemption Price
2009	103.438%
2010	101.719%
2011 and thereafter	100%

Redemption with Proceeds from Equity Offerings

At any time prior to December 15, 2008, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 106.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the date of the closing of any such Qualified Equity Offering.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control (other than a Change of Control that occurs during a Suspension Period), each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1)	describing the transaction or transactions that constitute the Change of Control;

(2)	offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3)	describing the procedures that Holders must follow to accept the Change of Control Offer.

The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness if, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)	Indebtedness of the Issuer and any Guarantor under the Credit Agreement in an aggregate amount at any time outstanding not to exceed the greater of (i) $500.0 million, less the sum of (x) the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with the covenant described under “—Limitations on Asset Sales” and (y) the aggregate Outstanding Receivables Amount with respect to Qualified Securitization Transactions and (ii) the sum of (x) 75% of the net book value of the accounts receivable of the Issuer and the Restricted Subsidiaries and (y) 50% of the net book value of the inventory of the Issuer and the Restricted Subsidiaries;

(2)	the Notes issued on the Issue Date (and any registered exchange Notes issued in exchange for such Notes) and the Note Guarantees;

(3)	Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4)	Indebtedness under Hedging Obligations; provided that (a) such Hedging Obligations are designed to protect against fluctuations in interest or currency rates or commodity prices and (b) in the case of any Hedging Obligations under clause (1) of the definition thereof, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the amount of the Indebtedness to which such Hedging Obligations relate;

(5)	Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)	Indebtedness in respect of bid, payment, performance, appeal or surety bonds and other similar obligations issued for the account of the Issuer or any Restricted Subsidiary, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, payment, performance, appeal or surety obligations (in each case other than for an obligation for money borrowed);

(7)	Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Indebtedness under Capitalized Lease Obligations, industrial revenue bonds or mortgage financing incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price or cost of development of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding 5% of Consolidated Net Tangible Assets;

(8)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(9)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)	Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or clause (15) below;

(11)	the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Guarantor incurred pursuant to the Coverage Ratio Exception or another clause in this paragraph;

(12)	Indebtedness of the Issuer or any Restricted Subsidiary (including letters of credit) in order to provide security for workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance arrangements, reclamation, statutory obligations, surety and appeal bonds, government contracts, return-of-money bonds, or similar requirements of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(13)	customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Issuer or any Restricted Subsidiary, in each case, incurred in connection with the acquisition or disposition of any assets of the Issuer or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

(14)	Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $100.0 million at any time outstanding; and

(15)	Indebtedness of the Issuer or any Restricted Subsidiary incurred during any Suspension Period.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer may, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described.

The maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.

Limitations on Layering Indebtedness

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)	a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)	the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3)	the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (6), (7) or (9) below), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)	50% of Consolidated Net Income for the period commencing on January 1, 2004 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are publicly available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b)	100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, plus

(c)	the aggregate amount by which Indebtedness of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d)	in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the amount received with respect to such Investment less the cost of the disposition of such Investment and net of taxes and (ii) the amount of such Investment that was treated as a Restricted Payment, plus

(e)	upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced, plus

(f)	$300.0 million.

The foregoing provisions will not prohibit:

(1)	the payment by the Issuer or any Restricted Subsidiary of any dividend within 90 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2)	the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)	the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4)	the redemption, repurchase or other acquisition of, or the payment of any sums due with respect to, Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.5 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years, provided that not more than $5.0 million of unused amounts from previous calendar years may be utilized in any single calendar year);

(5)	repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent a portion of the exercise price thereof and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(6)	the payment of dividends on the Issuer’s common stock in an amount per year not to exceed $25.0 million;

(7)	Restricted Payments made during any Suspension Period;

(8)	the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of the Issuer pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; and

(9)	other Restricted Payments of up to $25.0 million in the aggregate since the Issue Date;

provided that (a) in the case of any Restricted Payment pursuant to clause (6) or (9) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)	make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c)	transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(1)	encumbrances or restrictions existing under or by reason of applicable law;

(2)	encumbrances or restrictions existing under the Indenture, the Notes and any Note Guarantees;

(3)	non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)	encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

(5)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6)	restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7)	any instrument governing Acquired Indebtedness or any agreement of any Person that was acquired after the Issue Date, in either case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8)	any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive in the aggregate than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date;

(9)	provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)	Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(11)	any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive in the aggregate with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; and

(12)	encumbrances or restrictions incurred or entered into during any Suspension Period.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2)	the Issuer delivers to the Trustee:

(a)	with respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and that sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b)	with respect to any Affiliate Transaction involving aggregate value of $25.0 million or more, the certificate described in the preceding clause (a) and a written opinion as to the fairness of such

Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1)	transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)	director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;

(3)	the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4)	loans and advances permitted by clause (3) of the definition of “Permitted Investments”;

(5)	Restricted Payments which are made in accordance with the covenant described under “—Limitations on Restricted Payments”;

(6)	any transaction with an Affiliate to the extent involving Qualified Equity Interests;

(7)	transactions with a Person that is an Affiliate solely because the Issuer or any Restricted Subsidiary owns Equity Interests in such Person; provided that no Affiliate of the Issuer (other than a Restricted Subsidiary) owns Equity Interests in such Person;

(8)	any transaction with an Affiliate entered into during any Suspension Period;

(9)	sales of Qualified Equity Interests for cash by the Issuer to an Affiliate;

(10)	any agreement as in effect as of the Issue Date and disclosed in this prospectus with respect to the initial Notes (including agreements disclosed by incorporation by reference therein) or any extension, amendment or modification thereto (so long as such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;

(11)	transactions between the Issuer or any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture;

(12)	purchases and sales of raw materials or inventory in the ordinary course of business which satisfy the requirements set forth in clause (1) of the first paragraph of this covenant; or

(13)	transactions with suppliers or purchasers for the sale or purchase of goods in the ordinary course of business which satisfy the requirements set forth in clause (1) of the first paragraph of this covenant.

Limitations on Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

(1)	in the case of any Lien that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)	the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)	at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a)	the amount (without duplication) of any Indebtedness of the Issuer or such Restricted Subsidiary that is assumed (expressly or by operation of law) by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is no longer liable,

(b)	the amount of any obligations received from such transferee that are within 180 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received),

(c)	the Fair Market Value of any assets received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, and

(d)	any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (d) less the amount of Net Available Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of (x) 2.5% of Total Assets at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and (y) $75.0 million.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)	satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale;

(2)	repay any Indebtedness which was secured by the assets sold in such Asset Sale;

(3)	invest all or any part of the Net Available Proceeds thereof in the purchase of assets to be used by the Issuer or any Restricted Subsidiary in the Permitted Business; and/or

(4)	in the case of any Restricted Subsidiary that is not a Guarantor, repay Indebtedness of such Restricted Subsidiary.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1)	the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)	the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)	if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4)	upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default shall have occurred and be continuing after giving effect to such Designation; and

(2)	the Issuer would be permitted to make an Investment in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date (and in the case of any Designation occurring during a Suspension Period, the Issuer could make such Investment if such Suspension Period were not then in effect).

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3)	is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “—Limitations on Restricted Payments.”

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)	all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)	the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under “—Limitations on Additional Indebtedness” and (b) incurred a Lien on such assets pursuant to the covenant described under “—Limitations on Liens”; and

(2)	the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction.

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

At any time other than during a Suspension Period, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of any Restricted Subsidiary except (1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, at Fair Market Value, (2) to the extent such Equity Interests represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary or (3) to a third party to the extent the Issuer would be permitted to make an Investment in the remaining Equity Interests of such Restricted Subsidiary pursuant to the covenant described under “—Limitation on Restricted Payments.” The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “—Limitations on Asset Sales.”

Limitations on Mergers, Amalgamations, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate, merge or amalgamate with or into (other than a merger, amalgamation or plan of arrangement with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to a State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1)	either:

(a)	the Issuer will be the surviving or continuing Person; or

(b)	the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

(2)	at any time other than during a Suspension Period, immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3)	at any time other than during a Suspension Period, immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in the fourth paragraph under the caption “—Additional Note Guarantees,” no Guarantor may consolidate or amalgamate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1)	either:

(a)	such Guarantor will be the surviving or continuing Person; or

(b)	the Person formed by or surviving any such consolidation or merger, amalgamation or plan of arrangement assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

(2)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination, merger or amalgamation of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

Additional Note Guarantees

If any Restricted Subsidiary that is not a Guarantor incurs any Indebtedness (other than Indebtedness owing to the Issuer or another Restricted Subsidiary), including any guarantee of any Indebtedness of the Issuer or a Restricted Subsidiary (other than a guarantee of Indebtedness owing to the Issuer or a Restricted Subsidiary), then the Issuer shall cause such Restricted Subsidiary to:

(1)	execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall issue a Note Guarantee; and

(2)	deliver to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture and Note Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. The Issuer may cause any other Restricted Subsidiary of the Issuer to issue a Note Guarantee and become a Guarantor. At any time the Indebtedness or guarantee of Indebtedness referred to above is repaid or released without further obligation by such Restricted Subsidiary, such Restricted Subsidiary need no longer be a Guarantor for purposes of this covenant, and the Trustee shall promptly execute such documents and instrument as the Issuer or such Restricted Subsidiary may request to evidence the termination of the applicable Guarantee.

The Issuer and its Restricted Subsidiaries shall not be required to comply with the provisions of this covenant during any Suspension Period.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and to the holders of the Notes (which may be made by electronic delivery, if consented to by the recipient), upon request to any Holder, within the time periods specified (including any grace periods or extensions permitted by the SEC) in the SEC’s rules and regulations (and, upon request, will so furnish to securities analysts and prospective investors in the Notes):

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these forms, including a “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to prospective investors upon request. The Issuer has agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

Each of the following is an “Event of Default”:

(1)	failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)	failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)	failure by the Issuer to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” or in respect of its obligations to make a Change of Control Offer as described above under “—Change of Control”;

(4)	failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 45 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5)	default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)	is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b)	results in the acceleration of such Indebtedness prior to its express final maturity or

(c)	results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $25.0 million or more;

(6)	one or more final and non-appealable judgments or orders that exceed $25.0 million in the aggregate (net of amounts covered by insurance or bonded or paid) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)	the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary case,

(b)	consents to the entry of an order for relief against it in an involuntary case,

(c)	consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)	makes a general assignment for the benefit of its creditors;

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)	appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)	orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9)	any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1)	has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)	has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)	has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1)	rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2)	the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient

(without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6)	the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)	the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all outstanding Notes when the Issuer has paid all sums payable by it under the Indenture and either

(1)	all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)	(a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, and

(b) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that:

(a)	no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under the heading “—Change of Control” or the related definitions that could adversely affect the rights of any Holder; and

(b)	without the consent of each Holder affected, the Issuer and the Trustee may not:

(1)	change the maturity of any Note;

(2)	reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3)	reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

(4)	make any Note payable in money or currency other than that stated in the Notes;

(5)	modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)	impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8)	release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9)	make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to the Holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

Wilmington Trust Company is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a

Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Asset Acquisition” means

(1)	an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2)	the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)	transfers of cash or Cash Equivalents;

(2)	transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Amalgamations, Consolidations, Etc.”;

(3)	Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(4)	the creation or realization of any Permitted Lien;

(5)	transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6)	sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity; and

(7)	any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the implied rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar U.S. federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2)	demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any U.S. financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million and assigned at least a “B” rating by Thomson Financial BankWatch;

(3)	commercial paper maturing no more than 180 days from the date of purchase thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-2 by S&P, or at least P-2 by Moody’s;

(4)	repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5)	investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Change of Control” means the occurrence of any of the following events:

(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2)

during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(3)	(a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(4)	the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1)	Consolidated Net Income, plus

(2)	in each case only to the extent deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary that is not a Guarantor only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)	Consolidated Income Tax Expense,

(b)	Consolidated Amortization Expense (but only to the extent not included in Consolidated Fixed Charges),

(c)	Consolidated Depreciation Expense (but only to the extent not included in Consolidated Fixed Charges),

(d)	Consolidated Fixed Charges, and

(e)	all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

(3)	the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income (excluding any non-cash items which will be received in cash or resulted in or will result in cash savings in current or future periods) for such period.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Issuer and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1)	all intercompany items between the Issuer and any Restricted Subsidiary, and

(2)	all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Depreciation Expense” for any period means the depreciation expense and depletion expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds therefrom) and any repayment of other Indebtedness or redemption of other Preferred Stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)	any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)	notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Fixed Charges” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and shall also include, without duplication,

(1)	imputed interest on Capitalized Lease Obligations, obligations under conditional sale and other title retention programs and Attributable Indebtedness,

(2)	commissions and discounts owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)	the net costs associated with Hedging Obligations of the type described in clause (1) of the definition thereof,

(4)	amortization of debt issuance costs and debt discount or premium (other than write-offs resulting from the acceleration of deferred financing costs),

(5)	the interest portion of any deferred payment obligations,

(6)	all other non-cash interest expense,

(7)	capitalized interest,

(8)	the product of (a) all dividend payments on any series of Preferred Stock of the Issuer or any Restricted Subsidiary (other than any such Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary), to the extent not deductible or creditable for tax purposes multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

(9)	all interest payable with respect to discontinued operations,

(10)	all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary but solely to the extent such Person is in default under such Indebtedness or such interest is currently payable by the Issuer or any Restricted Subsidiary, and

(11)	all interest payable with respect to any Indebtedness (other than any such Indebtedness held by the Issuer or a Wholly-Owned Restricted Subsidiary) of the Issuer or any Restricted Subsidiary to the extent such Indebtedness is treated as equity in accordance with GAAP;

provided that, notwithstanding the foregoing, any interest or dividends of the type described in this definition shall be excluded from Consolidated Fixed Charges to the extent paid in shares of the Issuer’s Qualified Equity Interests.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)	the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2)	except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)	the net income of any Restricted Subsidiary that is not a Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4)	for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5)	other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any asset sale by the Issuer or any Restricted Subsidiary; and

(6)	other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1)	minority interests in consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;

(2)	excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Issuer;

(3)	any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)	unamortized debt discount and expenses and other unamortized deferred financing charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization expenses and other intangible items;

(5)	treasury stock;

(6)	cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7)	Investments in and assets of Unrestricted Subsidiaries (other than the Fair Market Value of Investments in Securitization Entities).

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“Credit Agreement” means one or more debt facilities, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement or agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control” and such Equity Interests specifically provides that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control.”

“Dissolving Subsidiaries” means Cabinawa Mining Company, a West Virginia corporation, Continuity Venture Capital Corp., a West Virginia corporation, Foothills Coal Company, a West Virginia corporation, Lick Branch Coal Company, a West Virginia corporation, M & B Coal Company, a West Virginia partnership, Massey New Era Capital Corp., a West Virginia corporation, New Massey Capital Corp., a West Virginia corporation, Rawl Sales Venture Capital Corp., a West Virginia corporation, Rockridge Coal Company, a West Virginia corporation, and Rum Creek Synfuel Company, a West Virginia corporation.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person; provided, however, that

Equity Interests shall not be deemed to include stock appreciation rights, phantom shares or similar rights granted to employees, officers or directors of the Issuer and Restricted Subsidiaries pursuant to the Issuer’s compensation plans and programs.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date of the Indenture.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary of the Issuer that is required to become a Guarantor by the terms of the Indenture, in each case, until such Person is released from its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) foreign exchange contracts, currency swap agreements or other similar agreement or arrangement, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of assets;

(5)	the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)	all Capitalized Lease Obligations of such Person;

(7)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)	all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9)	all Attributable Indebtedness;

(10)	all Hedging Obligations of such Person; and

(11)	all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

For the avoidance of doubt, “Indebtedness” of any Person shall not include:

(i)	current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

(ii)	deferred tax obligations;

(iii)	minority interest;

(iv)	uncapitalized interest;

(v)	obligations in respect of reclamation, workers compensation, including black lung, pension and retiree health care;

(vi)	non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business;

(vii)	obligations arising under operating leases; and

(viii)	obligations of the Issuer or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who

(1)	has no financial interest in the transaction at issue;

(2)	does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3)	has not and whose Affiliates have not, at any time during the twelve months prior to the taking of any action hereunder received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit from the Issuer or any of its Affiliates, other than directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“Investments” of any Person means:

(1)	all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)	all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)	all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

(4)	the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests or debt instruments of the Issuer or any wholly-owned Subsidiary shall be deemed not to be Investments.

“Issue Date” means the date on which the Notes are originally issued.

“Joint Venture Subsidiaries” means CoalSolv, LLC, a Virginia limited liability company, Coal Handling Solutions, LLC, a Delaware limited liability company, Kingsport Handling, LLC, a Delaware limited liability company, and Kingsport Services, LLC, a Delaware limited liability company, and their respective Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)	brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2)	provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)	appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds;

provided, that the term “Net Available Proceeds” shall not include the proceeds of any Asset Sale entered into during any Suspension Period.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)	as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Outstanding Receivables Amount” means the sum of (i) the aggregate uncollected balances of the receivables transferred in Qualified Securitization Transactions (the “Transferred Receivables”) plus (ii) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the Issuer or a Restricted Subsidiary.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

“Permitted Business” means coal production, coal mining, coal brokering, coal transportation, mine development, power marketing, electricity generation, power/energy sales and trading, energy transactions/asset restructurings, risk management products associated with energy, fuel/power integration and other energy-related businesses, ash disposal, environmental remediation and development of related real estate assets, coal, natural gas, petroleum or other fossil fuel exploration, production, marketing, transportation and distribution and other related businesses and activities of the Issuer and its Subsidiaries, as of the date of the Indenture and any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness”;

(5) Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of compromise, arrangement or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales”;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12) Investments in joint ventures in an aggregate amount not to exceed at any one time outstanding 5% of Consolidated Net Tangible Assets;

(13) any Investment by the Issuer or a Restricted Subsidiary in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by the Issuer or any of its Restricted Subsidiaries;

(14) any Investment existing on the date of the Indenture (an “Existing Investment”) and any Investment that replaces, refinances or refunds an Existing Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(15) guarantees (including Guarantees) of Indebtedness permitted under the covenant “—Certain Covenants—Limitations on Additional Indebtedness”; and

(16) other Investments in an aggregate amount not to exceed the greater of $100.0 million or 5% of Total Assets at any one time outstanding.

The amount of Investments outstanding at any time shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, lessor’s, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens;

(3) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) judgment Liens not giving rise to a Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights) or immaterial imperfections of title and any and all matters and exceptions to title that are or would be shown on a title insurance policy or a lawyer’s title opinion, in each case which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11) Liens arising from filing Uniform Commercial Code financing statements regarding leases or subleases;

(12) Liens securing all of the Notes and Liens securing any Note Guarantee;

(13) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(14) Liens in favor of the Issuer or any Restricted Subsidiary;

(15) Liens securing Indebtedness and other obligations under the Credit Agreement;

(16) Liens securing Purchase Money Indebtedness and Liens securing Capitalized Lease Obligations to the extent such Liens do not extend to any property or assets other than the property or assets acquired with proceeds of such Indebtedness;

(17) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(18) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in this definition; provided that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(20) Liens existing on the Issue Date;

(21) Liens on accounts receivable, inventory, books, records and supporting obligations, contracts and other rights related thereto and Cash Equivalents securing Hedging Obligations incurred in compliance with clause (4) of the covenant described under “—Limitations on Additional Indebtedness”;

(22) the right reserved to or vested in any governmental entity by any statutory provisions, or by the terms of any lease, license, franchise, grant or permit of the Person, to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof;

(23) any Liens resulting from security given to a public utility or governmental entity when required by such utility or governmental entity in connection with the operation of the business of such Person;

(24) covenants restricting or prohibiting access to or from real property abutting on controlled access highways, which do not adversely impair in any material respect the use of the real property concerned in the operation of the business conducted on such real property;

(25) Liens arising or that may be deemed to arise on accounts receivable, books, records and contracts, supporting obligations and other rights related thereto in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

(26) Liens to secure Attributable Indebtedness that qualifies as Purchase Money Indebtedness permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(27) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(28) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Indenture;

(29) Liens on Cash and Cash Equivalents of up to the greater of $205.0 million or 10% of Total Assets securing letters of credit of the types described under clause (6) of the definition of “Permitted Indebtedness”; and

(30) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed at any one time outstanding 5% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, muted liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other preferred or preference equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, the Issuer or any of its Restricted Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Holder or any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer, any Restricted Subsidiary or a Securitization Entity pursuant to which the Issuer or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Issuer or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Issuer or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer or any Restricted Subsidiary which arose in the ordinary course of business of the Issuer or such Restricted Subsidiary, and any assets related thereto, including, books, records, and supporting obligations, contracts and other rights relating thereto which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agencies” means S&P and Moody’s.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of “—Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the net proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the

Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in an amount not in excess of the amount of the Refinanced Indebtedness so repaid or amended plus costs and expenses associated therewith (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be;

(3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(5) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities a such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any redemption prior to 91 days before the scheduled maturity or prior to 91 days before any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Entity” means any Unrestricted Subsidiary or Person that is not a Subsidiary of the Issuer, in each case that is exclusively engaged in Qualified Securitization Transactions and activities relating directly thereto.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Suspension Period” means any period in which the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) as of the Issue Date, the Dissolving Subsidiaries, the Joint Venture Subsidiaries and any Securitization Entity in existence as of the Issue Date, (2) any other Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (3) any other Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Book-Entry, Delivery and Form of Securities

The Notes will be represented by one or more global notes (the “Global Notes”) in definitive form. The Global Notes will be deposited on the Issue Date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). The Global Notes will be subject to certain restrictions on transfer and will bear the legend regarding these restrictions set forth under the heading “Notice to Investors.” DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised the Issuer as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Issuer or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such Notes would be issued in fully registered form and would be subject to the legal requirements described in this prospectus under the caption “Notice to Investors.” In addition, if (1) the Depositary notifies the Issuer in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

Neither the Issuer nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes Hunton & Williams LLP’s opinion regarding the material U.S. federal income and, for certain foreign persons, estate tax aspects of the exchange of outstanding notes for exchange notes and the ownership and disposition of the exchange notes. This discussion does not consider all aspects of U.S. federal income tax that may be relevant to a particular investor with respect to the exchange of outstanding notes for exchange notes and the ownership and disposition of the exchange notes. This discussion does not address the U.S. federal income tax consequences of ownership of exchange notes not held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	insurance companies;

•	persons that hold the notes as part of a “straddle,” a “hedge” against currency risk or a “conversion transaction”;

•	expatriates;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	pass-through entities (e.g., partnerships) or investors who hold the notes through pass-through entities.

In addition, this discussion is limited to the U.S. federal income tax consequences to initial holders that purchased the outstanding notes for cash, at their original issue price, pursuant to the initial offering and that exchange such outstanding notes for exchange notes pursuant to this exchange. It does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

This discussion is based upon the Code, regulations of the Treasury Department, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis). We have not and will not seek any rulings or opinions from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange of outstanding notes for exchange notes or the ownership or disposition of the exchange notes which are different from those discussed below.

If you are considering exchanging outstanding notes for exchange notes, we urge you to consult your tax advisor about the particular federal, state, local and foreign tax consequences of the exchange of outstanding notes for exchange notes and the ownership and disposition of the exchange notes, and the application of the U.S. federal income tax laws to your particular situation.

Receipt of Exchange Notes

The exchange of outstanding notes for exchange notes will not be a taxable exchange. As a result:

•	you will not recognize taxable gain or loss when you receive exchange notes in exchange for outstanding notes;

•	your holding period for the exchange notes will include your holding period for the outstanding notes; and

•	your basis in the exchange notes will equal your basis in the outstanding notes.

U.S. Holders

A “U.S. holder” is a beneficial owner of exchange notes that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its sources; or

•	a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or if the trust existed on April 20, 1996 and has validly elected to continue to be treated as a domestic trust.

Taxation of Interest

Interest on the exchange notes is generally taxable to you as ordinary income:

•	when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceed the issue price of the instrument, the holder may be required to recognize additional interest over the term of the instrument to the extent the “original issue discount” is not de minimis. The outstanding notes were not issued with more than a de minimis amount of original issue discount, and, therefore, the exchange notes will not have original issue discount.

Sale or Other Disposition of Exchange Notes

You generally must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other disposition of an exchange note. The amount of your gain or loss equals the difference between the amount you receive for the exchange note (to the extent such amount does not represent accrued but unpaid interest, which will be treated as such), minus your adjusted tax basis in the exchange note. Your initial tax basis in an exchange note generally is the price you paid for the outstanding note. Any such gain or loss on a taxable disposition of an exchange note will generally constitute capital gain or loss and will be long-term capital gain or loss if you hold such exchange note for more than one year.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of exchange notes that is not a U.S. holder or a partnership or other entity treated as a partnership for U.S. Federal income tax purposes.

Withholding Tax on Payments on the Exchange Notes

Subject to the discussion of backup withholding below, payments of interest on an exchange note to any non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, provided that:

•	the holder is not:

•	an actual or constructive owner of 10% or more of the total voting power of all our voting stock; or

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership.

•	such interest payments are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States; and

•	we or our paying agent receives:

•	from the non-U.S. holder, a properly completed Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) under penalties of perjury, which provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder of the note is a non-U.S. holder; or

•	from a security clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a “financial institution”) on behalf of the non-U.S. holder, certification under penalties of perjury that such a Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from the non-U.S. holder, and a copy of the Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) is furnished to the payor.

Additional exemptions may apply to holders who hold exchange notes through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

If interest on an exchange note is effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States, such income generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if realized by corporate holders, may also be subject to a 30% branch profits tax). Payments of such interest will not be subject to U.S. withholding tax so long as the holder provides us or the paying agent with an IRS Form W-8ECI.

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest on the exchange notes.

Non-U.S. holders should consult their tax advisors about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale or Other Disposition of Exchange Notes

As discussed above, the exchange of outstanding notes for exchange notes pursuant to this exchange offer will not be a taxable exchange and, therefore, will not be subject to U.S. federal income tax. In addition, subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale, exchange, redemption, retirement or other disposition of an exchange note generally will not be subject to U.S. federal income tax, unless:

•	such gain is income or gain that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if the non-U.S. holder is entitled to the benefits under an applicable tax treaty, is attributable to a permanent establishment or a fixed base in the United States; or

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, non-U.S. holders generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. If the second bullet point applies, non-U.S. holders generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the exchange notes) exceed capital losses allocable to U.S. sources.

U.S. Federal Estate Tax

An exchange note held or treated as held by an individual who is a non-U.S. holder at the time of his or her death will not be subject to U.S. federal estate tax provided that (1) the individual does not actually or constructively own 10% or more of the total voting power of all our voting stock and (2) interest on the exchange note, if received by the non-U.S. holder at death, would not have been effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States.

Information Reporting and Backup Withholding

Payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the exchange notes may be subject to information reporting. In addition, if you are a U.S. holder, such payments will be subject to U.S. federal backup withholding tax unless you supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. If you are a non-U.S. holder, you may be required to comply with certification procedures to establish that you are not a U.S. person in order to avoid backup withholding tax with respect to our payments on, or the proceeds from the disposition of, exchange notes. The backup withholding tax rate is currently 28%. Any amounts withheld under the backup withholding rules may be allowable as a refund or a credit against the holder’s U.S. federal income tax liability, provided required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the date on which the Exchange Offer Registration Statement is declared effective, or such longer period if extended pursuant to the Registration Rights Agreement, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. We and the initial purchasers acknowledge that the staff of the SEC has taken the position that any broker-dealer that elects to exchange notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for exchange notes in the Exchange Offer may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes (other than a resale of an unsold allotment resulting from the original offering of the notes).

For a period of 180 days after the date on which the Exchange Offer Registration Statement is declared effective, or such longer period if extended pursuant to the Registration Rights Agreement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

The validity of the notes and the guarantees will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia.

EXPERTS

Our consolidated financial statements at December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, appearing in our Annual Report on Form 10-K for the year ended December 31, 2005 (including the schedule appearing therein), and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference. These consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C., 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “MEE.” You may inspect the reports, proxy statements and other information concerning us at the offices of the NYSE, 20 Broad Street, New York, New York 10005. We make available, free of charge through our Internet website, www.masseyenergyco.com, our annual report, quarterly reports, current reports, proxy statements, section 16 reports and other information and any amendments thereto as soon as practicable after filing or furnishing the material to the SEC. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus. Materials may be requested at no cost by telephone at (866) 814-6512 or by mail at: Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261, Attention: Investor Relations.

DOCUMENTS INCORPORATED BY REFERENCE

•	Our Annual Report on Form 10-K for the year ended December 31, 2005; and

•	Our Current Reports on Form 8-K filed on January 4, 2006, January 5, 2006, February 24, 2006, March 22, 2006 and April 13, 2006.

In addition, all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act by us subsequent to the date of this prospectus and prior to the termination of this exchange offer (other than Current Reports furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K), all of which are or will be contained in SEC File No. 1-07775, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Statements contained in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all respects by such reference.

This prospectus incorporates by reference documents that are not presented in this prospectus or delivered with this prospectus. Copies of such documents, other than exhibits to such documents that are not specifically incorporated by reference in this prospectus, are available without charge to any person to whom this prospectus is delivered by writing or telephoning us at the following: Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261, Attention: Investor Relations; (866) 814-6512, or on our website at: http://www.masseyenergyco.com.

PROSPECTUS

Massey Energy Company

OFFER TO EXCHANGE

up to $760,000,000

Principal Amount Outstanding of

6.875% Senior Notes due 2013

for

a like Principal Amount of

6.875% Senior Notes due 2013

That Have Been Registered under the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Our restated certificate of incorporation provides generally for indemnification of our officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware (“DGCL”). Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, the corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by Section 102 of the DGCL, our stockholders have approved and incorporated provisions into our restated certificate of incorporation eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty, except for Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation of Massey Energy Company (incorporated herein by reference to Exhibit 3.1 of our Annual Report on Form 10-K for the year ended October 31, 2000) (File No. 1-07775)

3.2	Restated Bylaws (as amended effective February 21, 2006) of Massey Energy Company (incorporated herein by reference to Exhibit 3.i of our Current Report on Form 8-K filed February 24, 2006) (File No. 1-07775)

3.3	Restated Articles of Incorporation of A. T. Massey Coal Company, Inc., as amended*

3.4	Restated Bylaws of A. T. Massey Coal Company, Inc., as amended*

3.5	Articles of Incorporation of Alex Energy, Inc.*

3.6	Bylaws of Alex Energy, Inc., as amended†

3.7	Articles of Incorporation of Aracoma Coal Company, Inc.*

3.8	Bylaws of Aracoma Coal Company, Inc., as amended*

3.9	Articles of Incorporation of Bandmill Coal Corporation (formerly known as Chambers Coal Corporation), as amended*

3.10	Bylaws of Bandmill Coal Corporation, as amended*

3.11	Articles of Incorporation of Bandytown Coal Company*

3.12	Bylaws of Bandytown Coal Company*

Exhibit Number	Description of Exhibit
3.13	Articles of Incorporation of Barnabus Land Company*

3.14	Bylaws of Barnabus Land Company, as amended*

3.15	Agreement of Incorporation of Belfry Coal Corporation, as amended*

3.16	Amended Bylaws of Belfry Coal Corporation, as amended*

3.17	Agreement of Incorporation of Ben Creek Coal Company (formerly known as Gay Mining Company), as amended*

3.18	Bylaws of Ben Creek Coal Company, as amended*

3.19	Articles of Incorporation of Big Bear Mining Company*

3.20	Bylaws of Big Bear Mining Company, as amended*

3.21	Articles of Incorporation of Big Sandy Venture Capital Corp.*

3.22	Bylaws of Big Sandy Venture Capital Corp., as amended*

3.23	Articles of Incorporation of Black King Mine Development Co.*

3.24	Bylaws of Black King Mine Development Co., as amended*

3.25	Articles of Incorporation of Blue Ridge Venture Capital Corp.*

3.26	Bylaws of Blue Ridge Venture Capital Corp., as amended*

3.27	Articles of Incorporation of Boone East Development Co., as amended*

3.28	Bylaws of Boone East Development Co.*

3.29	Articles of Incorporation of Boone Energy Company*

3.30	Bylaws of Boone Energy Company*

3.31	Articles of Incorporation of Boone West Development Co.*

3.32	Bylaws of Boone West Development Co., as amended*

3.33	Articles of Incorporation of Central Penn Energy Company, Inc. (formerly known as Lone Pine Land & Development Company, Inc.), as amended*

3.34	Bylaws of Central Penn Energy Company, Inc., as amended*

3.35	Articles of Incorporation of Central West Virginia Energy Company, as amended*

3.36	Bylaws of Central West Virginia Energy Company*

3.37	Articles of Incorporation of Ceres Land Company*

3.38	Bylaws of Ceres Land Company, as amended*

3.39	Articles of Incorporation of Clear Fork Coal Company (formerly known as Shiprock Coal Co.), as amended*

3.40	Bylaws of Clear Fork Coal Company*

3.41	Articles of Incorporation of Crystal Fuels Company*

3.42	Bylaws of Crystal Fuels Company, as amended*

3.43	Articles of Incorporation of Dehue Coal Company*

Exhibit Number	Description of Exhibit
3.44	Bylaws of Dehue Coal Company, as amended*

3.45	Articles of Incorporation of Delbarton Mining Company*

3.46	Bylaws of Delbarton Mining Company, as amended†

3.47	Articles of Incorporation of Demeter Land Company*

3.48	Bylaws of Demeter Land Company, as amended*

3.49	Articles of Incorporation of Douglas Pocahontas Coal Corporation*

3.50	Bylaws of Douglas Pocahontas Coal Corporation, as amended*

3.51	Certificate of Incorporation of DRIH Corporation (formerly known as Doe Run Investment Holding Corporation), as amended*

3.52	Bylaws of DRIH Corporation, as amended*

3.53	Articles of Incorporation of Duchess Coal Company (formerly known as Stability Coal Company), as amended*

3.54	Bylaws of Duchess Coal Company, as amended*

3.55	Articles of Incorporation of Duncan Fork Coal Company (formerly known as Pennsylvania Mine Services, Inc.), as amended*

3.56	Bylaws of Duncan Fork Coal Company, as amended*

3.57	Articles of Incorporation of Eagle Energy, Inc.*

3.58	Bylaws of Eagle Energy, Inc., as amended*

3.59	Articles of Incorporation of Elk Run Coal Company, Inc., as amended*

3.60	Bylaws of Elk Run Coal Company, Inc., as amended†

3.61	Articles of Incorporation of Feats Venture Capital Corp.*

3.62	Bylaws of Feats Venture Capital Corp., as amended*

3.63	Articles of Incorporation of Goals Coal Company*

3.64	Bylaws of Goals Coal Company, as amended†

3.65	Articles of Incorporation of Green Valley Coal Company*

3.66	Bylaws of Green Valley Coal Company, as amended*

3.67	Articles of Incorporation of Greyeagle Coal Company*

3.68	Bylaws of Greyeagle Coal Company, as amended*

3.69	Articles of Incorporation of Haden Farms, Inc.*

3.70	Bylaws of Haden Farms, Inc.*

3.71	Articles of Organization of Hanna Land Company, LLC*

3.72	Limited Liability Company Agreement for Hanna Land Company, LLC*

3.73	Articles of Incorporation of Hazy Ridge Coal Company*

3.74	Bylaws of Hazy Ridge Coal Company*

3.75	Articles of Incorporation of Highland Mining Company (formerly known as Progress Coal Company), as amended*

Exhibit Number	Description of Exhibit
3.76	Bylaws of Highland Mining Company, as amended*

3.77	Articles of Incorporation of Hopkins Creek Coal Company*

3.78	Bylaws of Hopkins Creek Coal Company, as amended*

3.79	Articles of Incorporation of Independence Coal Company, Inc. (formerly known as Knight Mine Development Co.), as amended*

3.80	Bylaws of Independence Coal Company, Inc., as amended†

3.81	Articles of Incorporation of Jacks Branch Coal Company, as amended*

3.82	Bylaws of Jacks Branch Coal Company*

3.83	Articles of Incorporation of Joboner Coal Company, as amended*

3.84	Bylaws of Joboner Coal Company*

3.85	Articles of Incorporation of Kanawha Energy Company*

3.86	Bylaws of Kanawha Energy Company, as amended*

3.87	Articles of Incorporation of Knox Creek Coal Corporation (formerly known as United Coal Company), as amended*

3.88	Amended Bylaws of Knox Creek Coal Corporation, as amended*

3.89	Articles of Incorporation of Lauren Land Company, as amended*

3.90	Bylaws of Lauren Land Company, as amended*

3.91	Agreement of Incorporation of Laxare, Inc.*

3.92	Bylaws of Laxare, Inc., as amended*

3.93	Articles of Incorporation of Logan County Mine Services, Inc.*

3.94	Bylaws of Logan County Mine Services, Inc., as amended†

3.95	Articles of Incorporation of Long Fork Coal Company*

3.96	Bylaws of Long Fork Coal Company, as amended†

3.97	Articles of Incorporation of Lynn Branch Coal Company, Inc.*

3.98	Bylaws of Lynn Branch Coal Company, Inc., as amended*

3.99	Articles of Incorporation of Majestic Mining, Inc. (formerly known as Majestic Contractors, Inc.), as amended*

3.100	Restated Bylaws of Majestic Mining, Inc., as amended*

3.101	Articles of Incorporation of Marfork Coal Company, Inc.*

3.102	Bylaws of Marfork Coal Company, Inc.†

3.103	Articles of Incorporation of Martin County Coal Corporation, as amended*

3.104	Bylaws of Martin County Coal Corporation, as amended†

3.105	Articles of Incorporation of Massey Coal Sales Company, Inc.*

3.106	Bylaws of Massey Coal Sales Company, Inc., as amended*

3.107	Articles of Incorporation of Massey Coal Services, Inc.*

Exhibit Number	Description of Exhibit
3.108	Bylaws of Massey Coal Services, Inc., as amended*

3.109	Articles of Incorporation of Massey Gas & Oil Company*

3.110	Bylaws of Massey Gas & Oil Company*

3.111	Articles of Incorporation of Massey Technology Investments, Inc. (formerly known as Massey Consulting Services, Inc.), as amended*

3.112	Bylaws of Massey Technology Investments, Inc., as amended*

3.113	Articles of Incorporation of New Market Land Company*

3.114	Bylaws of New Market Land Company, as amended*

3.115	Articles of Incorporation of New Ridge Mining Company*

3.116	Bylaws of New Ridge Mining Company, as amended*

3.117	Articles of Incorporation of New River Energy Corporation (formerly known as Federal Development Corporation), as amended*

3.118	Bylaws of New River Energy Corporation, as amended*

3.119	Articles of Incorporation of Nicco Corporation*

3.120	Bylaws of Nicco Corporation, as amended*

3.121	Articles of Incorporation of Nicholas Energy Company*

3.122	Bylaws of Nicholas Energy Company, as amended†

3.123	Agreement of Incorporation of Omar Mining Company*

3.124	Restated Bylaws of Omar Mining Company, as amended†

3.125	Articles of Incorporation of Peerless Eagle Coal Co.*

3.126	Restated Bylaws of Peerless Eagle Coal Co., as amended*

3.127	Articles of Incorporation of Performance Coal Company*

3.128	Bylaws of Performance Coal Company, as amended†

3.129	Articles of Incorporation of Peter Cave Mining Company*

3.130	Bylaws of Peter Cave Mining Company, as amended*

3.131	Articles of Incorporation of Pilgrim Mining Company, Inc.*

3.132	Bylaws of Pilgrim Mining Company, Inc., as amended*

3.133	Articles of Incorporation of Power Mountain Coal Company*

3.134	Bylaws of Power Mountain Coal Company, as amended†

3.135	Articles of Incorporation of Raven Resources, Inc.*

3.136	Bylaws of Raven Resources, Inc.*

3.137	Articles of Incorporation of Rawl Sales & Processing, Co., as amended*

3.138	Restated Bylaws of Rawl Sales & Processing, Co., as amended†

3.139	Articles of Incorporation of Road Fork Development Company, Inc.*

Exhibit Number	Description of Exhibit
3.140	Bylaws of Road Fork Development Company, Inc., as amended*

3.141	Agreement of Incorporation of Robinson-Phillips Coal Company, as amended*

3.142	Restated Bylaws of Robinson-Phillips Coal Company, as amended*

3.143	Articles of Incorporation of Rum Creek Coal Sales, Inc.*

3.144	Bylaws of Rum Creek Coal Sales, Inc., as amended*

3.145	Agreement of Incorporation of Russell Fork Coal Company, as amended*

3.146	Restated Bylaws of Russell Fork Coal Company, as amended*

3.147	Certificate of Incorporation of SC Coal Corporation, as amended*

3.148	Bylaws of SC Coal Corporation, as amended*

3.149	Articles of Incorporation of Scarlet Development Company (formerly known as Hillsboro Coal Company), as amended*

3.150	Bylaws of Scarlet Development Company, as amended*

3.151	Articles of Incorporation of Shannon-Pocahontas Coal Corporation (formerly known as Vera Mining Company), as amended*

3.152	Restated Bylaws of Shannon-Pocahontas Coal Corporation, as amended*

3.153	Articles of Incorporation of Shenandoah Capital Management Corp.*

3.154	Bylaws of Shenandoah Capital Management Corp.*

3.155	Articles of Incorporation of Sidney Coal Company, Inc., as amended*

3.156	Bylaws of Sidney Coal Company, Inc.†

3.157	Articles of Incorporation of Spartan Mining Company*

3.158	Bylaws of Spartan Mining Company†

3.159	Articles of Incorporation of St. Alban’s Capital Management Corp.*

3.160	Bylaws of St. Alban’s Capital Management Corp., as amended*

3.161	Articles of Incorporation of Stirrat Coal Company*

3.162	Bylaws of Stirrat Coal Company*

3.163	Articles of Incorporation of Stone Mining Company*

3.164	Bylaws of Stone Mining Company, as amended*

3.165	Articles of Incorporation of Support Mining Company (formerly known as Stability Coal Company), as amended*

3.166	Bylaws of Support Mining Company, as amended*

3.167	Articles of Incorporation of Sycamore Fuels, Inc.*

3.168	Bylaws of Sycamore Fuels, Inc., as amended*

3.169	Articles of Incorporation of T.C.H. Coal Co.*

3.170	Bylaws of T.C.H. Coal Co., as amended*

Exhibit Number	Description of Exhibit
3.171	Articles of Incorporation, as amended, of Talon Loadout Company (formerly known as Energy Transport Company)

3.172	Restated Bylaws of Talon Loadout Company (formerly known as Energy Transport Company)

3.173	Articles of Incorporation of Tennessee Consolidated Coal Company (formerly known as Grundy Mining Company), as amended*

3.174	Bylaws of Tennessee Consolidated Coal Company, as amended*

3.175	Articles of Incorporation of Tennessee Energy Corp. (formerly Walnut Coal Company, Inc.)*

3.176	Bylaws of Tennessee Energy Corp., as amended*

3.177	Articles of Incorporation of Thunder Mining Company*

3.178	Bylaws of Thunder Mining Company*

3.179	Articles of Incorporation of Town Creek Coal Company*

3.180	Bylaws of Town Creek Coal Company, as amended*

3.181	Articles of Incorporation of Trace Creek Coal Company (formerly known as Vesta Mining Company), as amended*

3.182	Bylaws of Trace Creek Coal Company, as amended*

3.183	Articles of Organization of Tucson Limited Liability Company†

3.184	Operating Agreement of Tucson Limited Liability Company†

3.185	Articles of Incorporation of Vantage Mining Company, as amended*

3.186	Bylaws of Vantage Mining Company, as amended*

3.187	Articles of Incorporation of White Buck Coal Company*

3.188	Bylaws of White Buck Coal Company, as amended*

3.189	Articles of Incorporation of Williams Mountain Coal Company*

3.190	Bylaws of Williams Mountain Coal Company, as amended*

3.191	Articles of Incorporation of Wyomac Coal Company, Inc., as amended*

3.192	Bylaws of Wyomac Coal Company, Inc., as amended*

3.193	Amended and Restated Partnership Agreement of Shannon-Pocahontas Mining Company*

4.1	Indenture, dated as of December 21, 2005, by and among Massey Energy Company, the Guarantors and Wilmington Trust Company, as trustee (incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on December 21, 2005) (File No. 1-07775)

4.2	Form of Notes (included in Exhibit 4.1)

4.3	Registration Rights Agreement, dated December 21, 2005, by and among Massey Energy Company, the Guarantors, UBS Securities LLC, Bear, Stearns and Co. Inc. and PNC Capital Markets, Inc. (incorporated herein by reference to Exhibit 4.3 of our Current Report on Form 8-K filed on December 21, 2005) (File No. 1-07775)

Exhibit Number	Description of Exhibit

5.1	Opinion of Hunton & Williams LLP

5.2	Opinion of Kymberly T. Wellons, Esq.

5.3	Opinion of M. Shane Harvey, Esq.

8.1	Opinion of Hunton & Williams LLP regarding Tax Matters

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)

23.3	Consent of Kymberly T. Wellons, Esq. (included in Exhibit 5.2)

23.4	Consent of M. Shane Harvey, Esq. (included in Exhibit 5.3)

24.1	Powers of Attorney for Directors and Principal Officers of Massey Energy Company (included on signature pages in Registration Statement)†

24.2	Power of Attorney for John L. Cline, Jr., as President of Big Bear Mining Company†

24.3	Power of Attorney for Kermit E. Fincham, Jr., as President of Talon Loadout Company

24.4	Power of Attorney for Mark A. White, as President of Alex Energy

24.5	Power of Attorney for Sidney R. Young, III, as President and Director of Aracoma Coal Company, Inc.

24.6	Power of Attorney for Sidney R. Young, III, as President and Director of Bandmill Coal Corporation

24.7	Power of Attorney for David W. Owings, as Controller of Big Bear Mining Company

24.8	Power of Attorney for David W. Owings, as Controller of Big Sandy Venture Capital Corp.

24.9	Power of Attorney for David W. Owings, as Controller of Blue Ridge Venture Capital Corp.

24.10	Power of Attorney for David W. Owings, as Controller of Boone Energy Company

24.11	Power of Attorney for John L. Cline, Jr., as President and Director of Crystal Fuels Company

24.12	Power of Attorney for David W. Owings, as Controller of Dehue Coal Company

24.13	Power of Attorney for David W. Owings, as Controller of Douglas Pocahontas Coal Corporation

24.14	Power of Attorney for David W. Owings, as Controller of DRIH Corporation

24.15	Power of Attorney for John L. Cline, Jr., as President and Director of Duchess Coal Company

24.16	Power of Attorney for David W. Owings, as Controller of Duchess Coal Company

24.17	Power of Attorney for Michael D. Bauersachs, as President and Director of Duncan Fork Coal Company

24.18	Power of Attorney for David W. Owings, as Controller of Feats Venture Capital Corp.

24.19	Power of Attorney for S. Craig Boggs, as President and Director of Goals Coal Company

24.20	Power of Attorney for John L. Cline, Jr., as President and Director of Greyeagle Coal Company

24.21	Power of Attorney for David W. Owings, as Controller of Haden Farms, Inc.

24.22	Power of Attorney for Eric D. Salyer, as President and Director of Highland Mining Company

Exhibit Number	Description of Exhibit

24.23	Power of Attorney for David W. Owings, as Controller of Hopkins Creek Coal Company

24.24	Power of Attorney for John L. Cline, Jr., as President and Director of Jacks Branch Coal Company

24.25	Power of Attorney for David W. Owings, as Controller of Joboner Coal Company

24.26	Power of Attorney for David C. Hughart, as President and Director of Kanawha Energy Company

24.27	Power of Attorney for Eric D. Salyer, as President and Director of Logan County Mine Services, Inc.

24.28	Power of Attorney for John L. Cline, Jr., as President of Lynn Branch Coal Company, Inc.

24.29	Power of Attorney for David W. Owings, as Controller of Massey Coal Services, Inc.

24.30	Power of Attorney for David W. Owings, as Controller of Massey Technology Investments, Inc.

24.31	Power of Attorney for David W. Owings, as Controller of Robinson-Phillips Coal Company

24.32	Power of Attorney for John L. Cline, Jr., as President and Director of Robinson- Phillips Coal Company

24.33	Power of Attorney for David W. Owings, as Controller of Russell Fork Coal Company

24.34	Power of Attorney for David W. Owings, as Controller of SC Coal Corporation

24.35	Power of Attorney for David W. Owings, as Controller of Shannon-Pocahontas Coal Corporation

24.36	Power of Attorney for David W. Owings, as Controller of Shannon-Pocahontas Mining Co.

24.37	Power of Attorney for David W. Owings, as Controller of Shenandoah Capital Management Corp.

24.38	Power of Attorney for David W. Owings, as Controller of St. Alban’s Capital Management Corp.

24.39	Power of Attorney for John L. Cline, Jr., President and Director of Sycamore Fuels, Inc.

24.40	Power of Attorney for David W. Owings, as Controller of T.C.H. Coal Co.

24.41	Power of Attorney for David W. Owings, as Controller of Thunder Mining Company

24.42	Power of Attorney for David W. Owings, as Controller of Town Creek Coal Company

24.43	Power of Attorney for Billy R. McCoy, as President and Director of Trace Creek Coal Company

24.44	Power of Attorney for John L. Cline, Jr., as President and Director of Vantage Mining Company

24.45	Power of Attorney for Billy R. McCoy, as President and Director of Williams Mountain Coal Company

24.46	Power of Attorney for David W. Owings, as Controller of Wyomac Coal Company, Inc.

25.1	Form of T-1 Statement of Eligibility of the Trustee under the Indenture

99.1	Letter of Transmittal†

99.2	Notice of Guaranteed Delivery†

*	Incorporated by reference to our Registration Statement on Form S-4 filed on January 21, 2004 (Registration No. 333-112076).
†	Previously filed.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which have not been exchanged at the termination of this exchange offer.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

MASSEY ENERGY COMPANY (Registrant)

By:	/s/ Don L. Blankenship
Don L. Blankenship Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Don L. Blankenship	Chairman, Chief Executive Officer and President (Principal Executive Officer)

* Eric B. Tolbert	Vice President and Chief Financial Officer (Principal Financial Officer)

*	Controller (Principal Accounting Officer)
David W. Owings

*	Director
John C. Baldwin

*	Director
James B. Crawford

*	Director
E. Gordon Gee

*	Director
William R. Grant

*	Director
Bobby R. Inman

*	Director
Daniel R. Moore

*	Director
Martha R. Seger

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, A.T. Massey Coal Company, Inc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

A.T. MASSEY COAL COMPANY, INC. (Registrant)

By:	/s/ Don L. Blankenship
Don L. Blankenship
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Don L. Blankenship	Chairman, Chief Executive Officer and President (Principal Executive Officer)

* Eric B. Tolbert	Vice President and Chief Financial Officer (Principal Financial Officer)

* David W. Owings	Controller (Principal Accounting Officer)

* Baxter F. Phillips, Jr.	Director

* H. Drexel Short, Jr.	Director

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alex Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

ALEX ENERGY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Mark A. White	President (Principal Executive Officer)

* Jon C. Brown	Controller (Principal Financial Officer and Principal Accounting Officer)

* H. Drexel Short, Jr.	Director

* Dwayne B. Francisco	Director

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Aracoma Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

ARACOMA COAL COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Sidney R. Young, III	President and Director (Principal Executive Officer)

* Keith Varney	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bandmill Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BANDMILL COAL CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Sidney R. Young, III	President and Director (Principal Executive Officer)

* Keith Varney	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Baxter F. Phillips, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bandytown Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BANDYTOWN COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* H. Drexel Short, Jr.	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

* J. Christopher Adkins	Director

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Barnabus Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BARNABUS LAND COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Harold D. Osborne	President (Principal Executive Officer)

* Darren C. Muncy	Controller (Principal Financial Officer and Principal Accounting Officer)

* Jeffrey M. Gillenwater	Director

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Belfry Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BELFRY COAL CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Charles I. Bearse, III	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

* Kymberly T. Wellons	Director

* H. Drexel Short, Jr.	Director

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ben Creek Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BEN CREEK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Bruce A. Johnson	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Baxter F. Phillips, Jr.

*	Director
John M. Poma

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Big Bear Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BIG BEAR MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Kymberly T. Wellons

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Big Sandy Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BIG SANDY VENTURE CAPITAL CORP. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
David C. Hughart

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Black King Mine Development Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BLACK KING MINE DEVELOPMENT CO. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Kymberly T. Wellons

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Blue Ridge Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BLUE RIDGE VENTURE CAPITAL CORP. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
R. Freal Mize

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Boone East Development Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BOONE EAST DEVELOPMENT CO. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Boone West Development Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BOONE WEST DEVELOPMENT CO. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Boone Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

BOONE ENERGY COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Johnny R. Jones	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Central Penn Energy Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

CENTRAL PENN ENERGY COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* James E. Sutphin	Controller (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Central West Virginia Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

CENTRAL WEST VIRGINIA ENERGY COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Thomas J. Dostart

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ceres Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

CERES LAND COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Clear Fork Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

CLEAR FORK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Paul I. McCombs	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Crystal Fuels Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

CRYSTAL FUELS COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Bruce A. Johnson

*	Director
Christopher L. Blanchard

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dehue Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

DEHUE COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Harold D. Osborne	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
John M. Poma

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Delbarton Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

DELBARTON MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David M. Hensley	President (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

* H. Drexel Short, Jr.	Director

* Jeffrey M. Gillenwater	Director

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Demeter Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

DEMETER LAND COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Douglas Pocahontas Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

DOUGLAS POCAHONTAS COAL CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Thomas J. Dostart

*	Director
John M. Poma

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, DRIH Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

DRIH CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
John M. Poma

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Duchess Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

DUCHESS COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
R. Freal Mize

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Duncan Fork Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

DUNCAN FORK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Michael D. Bauersachs	President and Director (Principal Executive Officer)

* Darren C. Muncy	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Stephen Hatfield

*	Director
R. Freal Mize

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Eagle Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

EAGLE ENERGY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* H. Drexel Short, Jr.	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Thomas J. Dostart

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Elk Run Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

ELK RUN COAL COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Richard B. Hale	President and Director (Principal Executive Officer)

* Lex A. Brewster	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Thomas J. Dostart

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Feats Venture Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

FEATS VENTURE CAPITAL CORP. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
Macs E. Hall

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Goals Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

GOALS COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* S. Craig Boggs	President and Director (Principal Executive Officer)

* Lex A. Brewster	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Bill M. Potter

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Green Valley Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

GREEN VALLEY COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David C. Hughart	President and Director (Principal Executive Officer)

* Jon C. Brown	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Greyeagle Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

GREYEAGLE COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Kymberly T. Wellons

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Haden Farms, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

HADEN FARMS, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hazy Ridge Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

HAZY RIDGE COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Richard B. Hale	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Highland Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

HIGHLAND MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Eric D. Salyer	President and Director (Principal Executive Officer)

* Keith Varney	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hopkins Creek Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

HOPKINS CREEK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Independence Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

INDEPENDENCE COAL COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Johnny R. Jones	President and Director (Principal Executive Officer)

* John S. Mick	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Baxter F. Phillips, Jr.

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jacks Branch Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

JACKS BRANCH COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Joboner Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

JOBONER COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Kanawha Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

KANAWHA ENERGY COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David C. Hughart	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Knox Creek Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

KNOX CREEK COAL CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David P. Kramer	President (Principal Executive Officer)

* Keith Varney	Controller (Principal Financial Officer and Principal Accounting Officer)

* Thomas J. Dostart	Director

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lauren Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

LAUREN LAND COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Harold D. Osborne	President (Principal Executive Officer)

* Darren C. Muncy	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Laxare, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

LAXARE, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

* Thomas J. Dostart	Director

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Logan County Mine Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

LOGAN COUNTY MINE SERVICES, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Eric D. Salyer	President and Director (Principal Executive Officer)

* Keith Varney	Controller (Principal Financial Officer and Principal Accounting Officer)

* H. Drexel Short, Jr.	Director

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Long Fork Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

LONG FORK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Billy R. McCoy	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Lynn Branch Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

LYNN BRANCH COAL COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Bruce A. Johnson

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Majestic Mining, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

MAJESTIC MINING, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David C. Hughart	President (Principal Executive Officer)

* Jon C. Brown	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Kymberly T. Wellons

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Marfork Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

MARFORK COAL COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Christopher L. Blanchard	President and Director (Principal Executive Officer)

* Lex A. Brewster	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
J. Christopher Adkins

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Martin County Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

MARTIN COUNTY COAL CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David M. Hensley	President (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Thomas J. Dostart

*	Director
H. Drexel Short, Jr.

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey Coal Sales Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

MASSEY COAL SALES COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* James E. Sutphin	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
C. Michael Allen

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey Coal Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

MASSEY COAL SERVICES, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* H. Drexel Short, Jr.	Chairman and Chief Coordinating Officer (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
Thomas J. Dostart

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey Gas & Oil Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

MASSEY GAS & OIL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Timothy E. Comer	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Massey Technology Investments, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

MASSEY TECHNOLOGY INVESTMENTS, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Michael D. Bauersachs

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Market Land Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

NEW MARKET LAND COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Jeffrey M. Gillenwater	President and Director (Principal Executive Officer)

* Darren C. Muncy	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Kymberly T. Wellons

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New Ridge Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

NEW RIDGE MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Charles I. Bearse, III	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New River Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

NEW RIVER ENERGY CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Timothy E. Comer	President (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
R. Freal Mize

*	Director
H. Drexel Short, Jr.

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NICCO Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

NICCO CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David C. Hughart	President and Director (Principal Executive Officer)

* Jon C. Brown	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nicholas Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

NICHOLAS ENERGY COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Mark A. White	President (Principal Executive Officer)

* Jon C. Brown	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Thomas J. Dostart

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Omar Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

OMAR MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Johnny R. Jones	President and Director (Principal Executive Officer)

* John S. Mick	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Baxter F. Phillips, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Peerless Eagle Coal Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

PEERLESS EAGLE COAL CO. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David C. Hughart	President (Principal Executive Officer)

* Jon C. Brown	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Jeffrey M. Gillenwater

*	Director
Dwayne B. Francisco

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Performance Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

PERFORMANCE COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Bill M. Potter	President and Director (Principal Executive Officer)

* Lex A. Brewster	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Peter Cave Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

PETER CAVE MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David M. Hensley	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pilgrim Mining Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

PILGRIM MINING COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* David M. Hensley	President (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Power Mountain Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

POWER MOUNTAIN COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* James S. Smith	President (Principal Executive Officer)

* Jon C. Brown	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Dwayne B. Francisco

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Raven Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

RAVEN RESOURCES, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Thomas J. Dostart

*	Director
Jeffrey M. Gillenwater

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rawl Sales & Processing, Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

RAWL SALES & PROCESSING, CO. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Road Fork Development Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

ROAD FORK DEVELOPMENT COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Baxter F. Phillips, Jr.

*	Director
Don L. Blankenship

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Robinson-Phillips Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

ROBINSON-PHILLIPS COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Jeffrey M. Gillenwater

*	Director
John M. Poma

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rum Creek Coal Sales, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

RUM CREEK COAL SALES, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Richard D. Zigmond	President and Director (Principal Executive Officer)

* Keith Varney	Controller (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Russell Fork Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

RUSSELL FORK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Jeffrey M. Gillenwater

*	Director
Kymberly T. Wellons

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SC Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SC COAL CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Stephen Hatfield	President (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Kymberly T. Wellons

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Scarlet Development Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SCARLET DEVELOPMENT COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* Darren C. Muncy	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Shannon-Pocahontas Coal Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SHANNON-POCAHONTAS COAL CORPORATION (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Thomas J. Dostart

*	Director
John M. Poma

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Shenandoah Capital Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SHENANDOAH CAPITAL MANAGEMENT CORP. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
Mark A. Clemens

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sidney Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SIDNEY COAL COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Charles I. Bearse, III	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spartan Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SPARTAN MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Bruce A. Johnson

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, St. Alban’s Capital Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

ST. ALBAN’S CAPITAL MANAGEMENT CORP. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
Macs E. Hall

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stirrat Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

STIRRAT COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* Keith Varney	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stone Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

STONE MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
John M. Poma

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Support Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SUPPORT MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Andrew F. Ashurst	President and Director (Principal Executive Officer)

* Lex A. Brewster	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Johnny L. Robertson

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sycamore Fuels, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SYCAMORE FUELS, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Bruce A. Johnson

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, T.C.H. Coal Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

T.C.H. COAL CO. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Baxter F. Phillips, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Thomas J. Dostart

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Talon Loadout Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

TALON LOADOUT COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Kermit E. Fincham, Jr.	President (Principal Executive Officer)

* John S. Mick	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Michael K. Snelling

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tennessee Consolidated Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

TENNESSEE CONSOLIDATED COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Michael D. Bauersachs	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Don L. Blankenship

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tennessee Energy Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

TENNESSEE ENERGY CORP. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Michael D. Bauersachs	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
Don L. Blankenship

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Thunder Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

THUNDER MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Michael D. Bauersachs	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Town Creek Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

TOWN CREEK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Macs E. Hall	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Baxter F. Phillips, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Trace Creek Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

TRACE CREEK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Billy R. McCoy	President and Director (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
Stephen Hatfield

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Vantage Mining Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

VANTAGE MINING COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* Lauren S. Rorrer	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, White Buck Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

WHITE BUCK COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Larry M. Roop	President and Director (Principal Executive Officer)

* Jon C. Brown	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
H. Drexel Short, Jr.

*	Director
David C. Hughart

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Williams Mountain Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

WILLIAMS MOUNTAIN COAL COMPANY (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Billy R. McCoy	President and Director (Principal Executive Officer)

* Lex A. Brewster	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
John M. Poma

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Wyomac Coal Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

WYOMAC COAL COMPANY, INC. (Registrant)

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* John L. Cline, Jr.	President and Director (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director
John M. Poma

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Shannon-Pocahontas Mining Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

SHANNON-POCAHONTAS MINING CO. (Registrant)

By:	SHANNON-POCAHONTAS COAL CORPORATION

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

By:	OMAR MINING COMPANY

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* R. Freal Mize	President of Shannon-Pocahontas Coal Corporation (Principal Executive Officer)

* David W. Owings	Controller (Principal Financial Officer and Principal Accounting Officer)

* Thomas J. Dostart	Director of Shannon-Pocahontas Coal Corporation

*	Director of Shannon-Pocahontas Coal Corporation
John M. Poma

*	Director of Shannon-Pocahontas Coal Corporation
H. Drexel Short, Jr.

*	Director of Omar Mining Company
Johnny R. Jones

*	Director of Omar Mining Company
Baxter F. Phillips, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hanna Land Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

Hanna Land Company, LLC (Registrant)

By:	ALEX ENERGY, INC., its Manager

By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Mark A. White	President of Alex Energy, Inc., the Manager of Hanna Land Company, LLC (Principal Executive Officer)

* Lex A. Brewster	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director of Alex Energy, Inc.
H. Drexel Short, Jr.

*	Director of Alex Energy, Inc.
Dwayne B. Francisco

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Tucson Limited Liability Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of April, 2006.

TUCSON LIMITED LIABILITY COMPANY (Registrant)

By:	A.T. Massey Coal Company, Inc., its Manager

By:	/s/ Don L. Blankenship
Don L. Blankenship
Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 19, 2006.

Signature	Title
* Don L. Blankenship	Chairman of the Board, Chief Executive Officer and President of A.T. Massey Coal Company, Inc., the Manager of Tucson Limited Liability Company (Principal Executive Officer)

* Thomas M. Workman	Controller (Principal Financial Officer and Principal Accounting Officer)

*	Director of A.T. Massey Coal Company, Inc.
H. Drexel Short, Jr.

*	Director of A.T. Massey Coal Company, Inc.
Baxter F. Phillips, Jr.

*By:	/s/ Thomas J. Dostart
Thomas J. Dostart
Attorney-in-Fact pursuant to powers of attorney previously filed as part of this registration statement